                                                                   EXHIBIT 10.16
                     AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION, dated as of May 28, 1998 (the "Agreement"), by and among PREVIEW SYSTEMS, INC., (formerly known as P2 Software, Inc.) a Delaware corporation ("Newco"), PREVIEW SOFTWARE, INC., a California corporation ("Preview"), PORTLAND SOFTWARE, INC., an Oregon corporation ("Portland"), PREVIEW ACQUISITION CORP., a California corporation and PORTLAND ACQUISITION CORP., an Oregon Corporation.

     WHEREAS, (i) Newco is a newly formed corporation organized and existing under the laws of the State of Delaware, one-half of the issued and outstanding capital stock of which is owned by each of Preview and Portland, (ii) Preview is a corporation organized and existing under the laws of the State of California and (iii) Portland is a corporation organized and existing under the laws of the State of Oregon; and

     WHEREAS, Preview and Portland have caused Newco to form a wholly owned subsidiary called Preview Acquisition Corp., a corporation organized under the laws of the State of California ("Preview Sub"), and a wholly owned subsidiary called Portland Acquisition Corp., a corporation organized under the laws of the State of Oregon ("Portland Sub"), and all the outstanding capital stock of each of Preview Sub and Portland Sub is owned by Newco; and

     WHEREAS, the Board of Directors of each of Newco, Preview and Portland deem it advisable and in the best interests of their stockholders or shareholders, as the case may be, that each of Preview and Portland become subsidiaries of Newco pursuant to the Mergers (as hereinafter defined) provided for in this Agreement, and desire to make certain representations, warranties and agreements in connection with such Mergers; and

     WHEREAS, for Federal income tax purposes, it is intended that the transactions contemplated by this Agreement constitute transactions described in section 351 and/or section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.

     NOW THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

     For purposes of this Agreement, the following terms shall have the following meanings:

     Section 1.1 "Affiliate" shall mean, as to any person, any other person that directly or indirectly controls, or is under common control with or is controlled by such person.
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     Section 1.2   "Agreement" shall have the meaning in the introductory
clauses above.

     Section 1.3   "Articles of Merger" shall have the meaning set forth in
Section 2.3.

     Section 1.4   "CGCL" shall have the meaning set forth in Section 2.1(a).

     Section 1.5   "Cause" shall have the meaning set forth in Section 7.7(a).

     Section 1.6   "COBRA" shall have the meaning set forth in Section 4.10(a).

     Section 1.7 "Code" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.8   "Disclosure Documents" shall have the meaning provided in
Section 1.19.

     Section 1.9   "Dissenting Shares" shall have the meaning provided in
Section 8.2(e).

     Section 1.10 "Effective Time" shall have the meaning set forth in Section 2.3.

     Section 1.11. "End-User Licenses" shall have the meaning set forth in
Section 4.7(a)(viii).

     Section 1.12  "ERISA" shall have the meaning set forth in Section 4.10(b).

     Section 1.13 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Section 1.14 "Fairness Hearing" shall mean the hearing pursuant to Section 25142 of the CGCL on the fairness of the Mergers and the securities issued in connection therewith.

     Section 1.15 "Fully Diluted Preview Shares" shall have the meaning provided in Section 2.1(c).

     Section 1.16 "Fully Diluted Portland Shares" shall have the meaning provided in Section 2.2(c).

     Section 1.17  "GAAP" shall have the meaning set forth in Section 4.5(a).

     Section 1.18 "Governmental Entity" shall mean any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

     Section 1.19 "Hearing Documents" shall mean the Application for Qualification of Securities by permit under Section 25121 of the CGCL, the related Notice of Hearing and the proxy statements and other disclosure materials (collectively, such notice, proxy statements and other disclosure materials are referred to as the "Disclosure Documents") to be supplied to the shareholders of Preview and Portland in connection with the transactions contemplated hereby (collectively, the "Hearing Documents").

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     Section 1.20  "Incentive Stock Option" shall have the meaning provided in
Section 2.2(b).

     Section 1.21 "Intellectual Property Rights" shall have the meaning provided in Section 4.13(h).

     Section 1.22 "Knowledge of Portland" means the actual knowledge of Charles Jennings, Al Miksch and Edward Wholihan; references to the "Knowledge of Preview" means the actual knowledge of Vincent Pluvinage, Karl Hirsch and R. Douglas Rivers.

     Section 1.23  "Licenses" shall have the meaning provided in Section 4.17.

     Section 1.24 "Material Adverse Effect," with respect to any party, shall mean a material adverse effect (or any development which, insofar as reasonably can be foreseen, in the future is reasonably likely to have a material adverse effect) on the business, assets, financial or other condition, results of operations or prospects of such party and its Subsidiaries taken as a whole.

     Section 1.25 "Merger Agreements" shall mean the Preview Merger Agreement and the Portland Merger Agreement.

     Section 1.26  "Mergers" shall mean the Preview Merger and the Portland
Merger.

     Section 1.27 "Newco Board" shall have the meaning set forth in Section 2.5(a)(i).

     Section 1.28  "Newco Common Stock" shall have the meaning set forth in
Section 2.1(a)(i).

     Section 1.29 "Newco Preferred Stock" shall mean the Newco Series A Preferred Stock, Newco Series B Preferred Stock, Newco Series C Preferred Stock, Newco Series D Preferred Stock and Newco Series E Preferred Stock.

     Section 1.30 "Newco Series A Preferred Stock," "Newco Series B Preferred Stock," "Series C Preferred Stock" and "Newco Series D Preferred" shall have the meanings set forth in Section 2.1.

     Section 1.31 "Newco Series E Preferred Stock" shall have the meaning set forth in Section 2.2.

     Section 1.32  "Newco Stock Option Plan" shall have the meaning set forth in
Section 7.9.

     Section 1.33  "OBCA" shall have the meaning set forth in Section 2.2(a).

     Section 1.34 "Portland Charter Documents" shall have the meaning set forth in Section 4.1.

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     Section 1.35  "Portland Common Stock" shall have the meaning set forth in
Section 2.2(a)(i).

     Section 1.36 "Portland Common Stock Exchange Amount" shall have the meaning set forth in Section 2.2(a)(ii).

     Section 1.37 "Portland Disclosure Schedule" shall have the meaning set forth in Article IV.

     Section 1.38  "Portland Employee Plans" shall have the meaning set forth in
Section 4.10(b).

     Section 1.39 "Portland Financial Statements" shall have the meaning set forth in Section 4.5(a).

     Section 1.40 "Portland Intellectual Property Rights" shall have the meaning provided in Section 4.13(h).

     Section 1.41 "Portland Legal Proceedings" shall have the meaning set forth in Section 4.8.

     Section 1.42 "Portland Merger" shall have the meaning set forth in Section 2.2(a).

     Section 1.43 "Portland Merger Agreement" shall have the meaning set forth in Section 2.2(a).

     Section 1.44  "Portland Options" shall have the meaning set forth in
Section 4.2(c).

     Section 1.45 "Portland Plan" shall have the meaning set forth in Section 4.2(c).

     Section 1.46 "Portland Preferred Stock" shall have the meaning set forth in Section 2.2(a)(ii).

     Section 1.47 "Portland Preferred Stock Exchange Amount" shall have the meaning set forth in Section 2.2(a)(ii).

     Section 1.48 "Portland Products" shall have the meaning set forth in
Section 4.13(b).

     Section 1.49 "Portland" shall have the meaning set forth in the introductory clauses above.

     Section 1.50 "Portland Stock Options" means the options to acquire Portland Common Stock outstanding as of the Effective Time.

     Section 1.51 "Portland Sub" shall have the meaning set forth in the introductory clauses hereto.

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     Section 1.52  "Portland Warrants" shall have the meaning set forth in
Section 4.2(d).

     Section 1.53 "Preview Charter Documents" shall have the meaning set forth in Section 5.1.

     Section 1.54  "Preview Common Stock" shall have the meaning set forth in
Section 2.1(a)(i).

     Section 1.55 "Preview Common Stock Exchange Amount" shall have the meaning set forth in Section 2.1(a)(i).

     Section 1.56 "Preview Disclosure Schedule" shall have the meaning set forth in Article V.

     Section 1.57  "Preview Employee Plans" shall have the meaning set forth in
Section 5.10(b).

     Section 1.58  "Preview Exchange Ratio" shall have the meaning set forth in
Section 2.1(c).

     Section 1.59 "Preview Financial Statements" shall have the meaning set forth in Section 5.5(a).

     Section 1.60 "Preview Intellectual Property Rights" shall have the meaning set forth in Section 5.13(h).

     Section 1.61 "Preview Legal Proceedings" shall have the meaning set forth in Section 5.8.

     Section 1.62 "Preview Merger" shall have the meaning set forth in Section 2.1(a).

     Section 1.63 "Preview Merger Agreement" shall have the meaning set forth in Section 2.1(a).

     Section 1.64  "Preview New Plan" shall have the meaning set forth in
Section 5.2(c).

     Section 1.65  "Preview Old Plan" shall have the meaning set forth in
Section 5.2(c).

     Section 1.66 "Preview Plans" shall have the meaning set forth in Section 5.2(c).

     Section 1.67 "Preview Preferred Stock" means the Preview Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred Stock.

     Section 1.68  "Preview Products" shall have the meaning set forth in
Section 5.13(b).

     Section 1.69 "Preview Series A Preferred" shall have the meaning set forth in Section 2.1(a)(ii).

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     Section 1.70  "Preview Series A Preferred Exchange Amount" shall have the meaning set forth in Section 2.1(a)(ii).

     Section 1.71 "Preview Series B Preferred" shall have the meaning set forth in Section 2.1(a)(iii).

     Section 1.72 "Preview Series B Preferred Exchange Amount" shall have the meaning set forth in Section 2.1(a)(iii).

     Section 1.73 "Preview Series C Preferred" shall have the meaning set forth in Section 2.1(a)(iv).

     Section 1.74 "Preview Series C Preferred Stock Exchange Amount" shall have the meaning set forth in Section 2.1(a)(iv).

     Section 1.75 "Preview Series D Preferred" shall have the meaning set forth in Section 2.1(a)(v).

     Section 1.76 "Preview Series D Preferred Stock Exchange Amount" shall have the meaning set forth in Section 2.1(a)(v).

     Section 1.77 "Preview" shall have the meaning set forth in the introductory clauses above.

     Section 1.78 "Preview Stock Options" means the options to acquire Preview Common Stock outstanding as of the Effective Time.

     Section 1.79 "Preview Sub" shall have the meaning set forth in the introductory clauses hereto.

     Section 1.80 "Preview Warrants" means the warrants, if any, to acquire Preview Preferred Stock or Preview Common Stock outstanding as of the Effective Time.

     Section 1.81 "Returns" shall have the meaning set forth in Section 4.12(a)(ii).

     Section 1.82 "SEC" shall mean the United States Securities and Exchange Commission.

     Section 1.83 "Securities Act" shall mean the Securities Act of 1933, as amended.

     Section 1.84 "Stock Options" shall mean the Portland Stock Options and the Preview Stock Options.

     Section 1.85 "Subsidiary" shall have the meaning set forth in Rule 1-02 of Regulation S-X of the SEC.

     Section 1.86  "Taxes" shall have the meaning set forth in Section
4.12(a)(i).

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     Section 1.87  "Termination Date" shall have the meaning set forth in
Section 9.1.

     Section 1.88 "Third Party" shall mean any person or group that is deemed to be a "person" within the meaning of Section 13(d) of the Exchange Act.


                                  ARTICLE II

                                  THE MERGERS

     Section 2.1   Preview Merger.

          (a) Preview and Portland will cause Newco and Preview Sub to execute and deliver, and Preview will execute and deliver, and agrees, subject to the terms and conditions of this Agreement and the Preview Merger Agreement, to submit to its shareholders for adoption and approval as required under the California General Corporation Law (the "CGCL"), together with this Agreement, in accordance with Article II hereof, the Agreement of Merger, a form of which is set forth as Exhibit A hereto, with such further changes as may be mutually agreed upon by the parties to this Agreement (the "Preview Merger Agreement"), providing for the merger of Preview Sub with and into Preview (the "Preview Merger") and the conversion of each outstanding share of:

                   (i) Preview Common Stock, par value $0.01 per share (the "Preview Common Stock"), into that number of shares of Newco Common Stock par value $0.0001 per share (the "Newco Common Stock") equal to the Preview Common Stock Exchange Amount; the "Preview Common Stock Exchange Amount" shall equal one share of Preview Common Stock outstanding at the Effective Time multiplied by the "Preview Exchange Ratio;"

                   (ii) Preview Series A Preferred Stock (the "Preview Series A Preferred") into that number of shares of Newco Series A Preferred Stock par value $0.0001 per share (the "Newco Series A Preferred") equal to the Preview Series A Preferred Exchange Amount; the "Preview Series A Preferred Exchange Amount" shall equal one share of Preview Series A Preferred issued and outstanding at the Effective Time multiplied by the Preview Exchange Ratio;

                   (iii) Preview Series B Preferred Stock (the "Preview Series B Preferred") into that number of shares of Newco Series B Preferred Stock par value $0.0001 per share (the "Newco Series B Preferred") equal to the Preview Series B Preferred Exchange Amount; the "Preview Series B Preferred Exchange Amount" shall equal one share of Preview Series B Preferred issued and outstanding at the Effective Time multiplied by the Preview Exchange Ratio;

                   (iv) Preview Series C Preferred Stock (the "Preview Series C Preferred") into that number of shares of Newco Series C Preferred Stock par value $0.0001 per share (the "Newco Series C Preferred") equal to the Preview Series C Preferred Exchange Amount; the "Preview Series C Preferred Stock Exchange Amount" shall equal one share of

Preview Series C Preferred issued and outstanding at the Effective Time multiplied by the Preview Exchange Ratio; and

          (v) Preview Series D Preferred Stock (the "Preview Series D Preferred") into that number of shares of Newco Series D Preferred Stock par value $0.0001 per share (the "Newco Series D Preferred") equal to the Preview Series D Preferred Exchange Amount; the "Preview Series D Preferred Stock Exchange Amount" shall equal one share of Preview Series D Preferred issued and outstanding at the Effective Time multiplied by the Preview Exchange Ratio.

          (b) At the Effective Time, to the extent permitted by the terms of the relevant governing instruments, each outstanding Preview Stock Option and each outstanding Preview Warrant, whether vested or unvested, shall be assumed or exchanged by Newco for an option or warrant of Newco, as applicable, to acquire, on substantially the same terms and conditions as were applicable under such Preview Stock Option or Preview Warrant, the same number of shares (rounded down to the nearest whole share) of Newco Common Stock or Newco Preferred Stock as the holder of such Preview Stock Option or Preview Warrant would have been entitled to receive pursuant to the Preview Merger had such holder exercised such option or warrant in full immediately prior to the Effective Time, at a Newco per share exercise price (rounded up to the nearest whole cent) equal to
(i) the per share exercise price for the shares of Preview Common Stock or Preview Preferred Stock, as applicable, purchasable pursuant to such Preview Stock Option or Preview Warrant divided by (ii) the Preview Exchange Ratio; provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under any of sections 422-424 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code, subject to the terms and conditions of the relevant governing instruments.

          (c) The "Preview Exchange Ratio" shall equal one. The "Fully Diluted Preview Shares" shall equal the fully diluted shares of capital stock of Preview as of the Effective Time, assuming the conversion of all convertible securities of Preview and the exercise of all outstanding options, warrants and other rights to acquire Preview capital stock and shall include Preview Dissenting Shares, if any.

          (d) As provided in the Preview Merger Agreement, Preview shall be the surviving corporation in the Preview Merger and shall become a wholly owned subsidiary of Newco. From and after the Effective Time, the identity and separate existence of Preview Sub shall cease, and Preview shall succeed, without other transfer, to all the rights, properties, debts and liabilities of Preview Sub.

          (e) In connection with the Preview Merger, Preview and Portland shall take such actions as may be necessary to cause Newco to reserve sufficient shares of Newco Common Stock, Newco Preferred Stock, Newco Series A Preferred, Newco Series B Preferred, Newco Series C Preferred and Newco Series D Preferred prior to the Preview Merger, to permit the issuance of shares of Newco Common Stock and Newco Preferred Stock (i) to the holders of

Preview Common Stock and Preview Preferred Stock as of the Effective Time in accordance with the terms of the Preview Merger Agreement and (ii) upon the exercise of Preview Stock Options and Preview Warrants (and conversion of preferred stock underlying such warrants) to be assumed or exchanged for equivalent securities of Newco in accordance with Section 2.1(b) of this Agreement. Each of Newco and Preview shall use its best efforts to cause the Preview Merger to be consummated in accordance with the terms of this Agreement and the Preview Merger Agreement.

     Section 2.2  Portland Merger.

          (a) Preview and Portland will cause Newco and Portland Sub to execute and deliver, and Portland will execute and deliver, and agrees, subject to the terms and conditions of this Agreement and the Portland Merger Agreement, to submit to its shareholders for adoption and approval, as required under the Oregon Business Corporation Act (the "OBCA"), together with this Agreement, in accordance with Article II hereof, the Agreement of Merger, a form of which is set forth as Exhibit B hereto, with such further changes as may be mutually agreed upon by the parties to this Agreement (the "Portland Merger Agreement"), providing for the merger of Portland Sub with and into Portland (the "Portland Merger") and the conversion of each outstanding share of:

                  (i) Portland Common Stock, par value $.01 per share (the "Portland Common Stock") into that number of shares of Newco Common Stock equal to the Portland Common Stock Exchange Amount; the "Portland Common Stock Exchange Amount" shall equal one share of Portland Common Stock multiplied by the Portland Exchange Ratio (as defined below);

                  (ii) Portland Preferred Stock, par value $.01 per share, including both the Portland Series A Preferred Stock and the Portland Series B Preferred Stock (the "Portland Preferred Stock") into that number of shares of Newco Series E Preferred Stock par value $0.0001 per share (the "Newco Series E Preferred Stock") equal to the Portland Preferred Stock Exchange Amount; the "Portland Preferred Stock Exchange Amount" shall equal one share of Portland Preferred Stock multiplied by the Portland Exchange Ratio.

          (b) At the Effective Time, to the extent permitted by the terms of the relevant governing instruments, each outstanding Portland Stock Option and each outstanding Portland Warrant, whether vested or unvested, shall be assumed as exchanged by Newco for an option or warrant of Newco, as applicable, to acquire, on substantially the same terms and conditions as were applicable under such Portland Stock Option or Portland Warrant, the same number of shares (rounded down to the nearest whole share) of Newco Common Stock or Newco Preferred Stock as the holder of such Portland Stock Option or Portland Warrant would have been entitled to receive pursuant to the Portland Merger had such holder exercised such option or warrant in full immediately prior to the Effective Time, at a Newco per share exercise price (rounded up to the nearest whole cent) equal to (i) the per share exercise price for the shares of Portland Common Stock or Portland Preferred Stock, as applicable, purchasable pursuant to such Portland Stock Option or Portland Warrant divided by (ii) the Portland Exchange Ratio; provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under any of sections 422-424 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code, subject to the terms and conditions of the relevant governing instruments.

          (c) The "Portland Exchange Ratio" shall equal the quotient obtained by dividing (a) the Fully Diluted Preview Shares by (b) the Fully Diluted Portland Shares. The "Fully Diluted Portland Shares" shall equal the fully diluted shares of capital stock of Portland as of the Effective Time, assuming the conversion of all convertible securities of Portland and the exercise of all outstanding options and warrants and other rights to acquire Portland capital stock and shall include Portland Dissenting Shares, if any. Notwithstanding the foregoing, for purposes of calculating the Portland Exchange Ratio pursuant to this Section 2.2(c), the "Fully Diluted Preview Shares" and the "Fully Diluted Portland Shares" shall not include the securities outstanding or to be issued as set forth on Schedule 2.2(c), as such schedule may be amended or modified from time to time by the parties pursuant to Section 9.3 hereof.

          (d) As set forth in the Portland Merger Agreement, Portland shall be the surviving corporation in the Portland Merger and shall become a wholly owned subsidiary of Newco. From and after the Effective Time, the identity and separate existence of Portland Sub shall cease, and Portland shall succeed, without other transfer, to all the rights, properties, debts and liabilities of Portland Sub.

          (e) In connection with the Portland Merger, Preview and Portland shall take such actions as may be necessary to cause Newco to reserve sufficient shares of Newco Common Stock and Newco Preferred Stock prior to the Portland Merger to permit the issuance of shares of Newco Common Stock and Newco Preferred Stock (i) to the holders of Portland Common Stock and Newco Preferred Stock as of the Effective Time in accordance with the terms of the Portland Merger Agreement and (ii) upon the exercise of Portland Stock Options and Portland Warrants to be assumed by or exchanged for equivalent securities of Newco in accordance with Section 2.2(b) of this Agreement. Each of Newco and Portland shall use its best efforts to cause the Portland Merger to be consummated in accordance with the terms of this Agreement and the Portland Merger Agreement.

     Section 2.3 Filing of Merger Agreements and Related Certificates. Immediately after all conditions to this Agreement have been satisfied or waived, the articles of merger pertaining to the Preview Merger and the Portland Merger, respectively (together the "Articles of Merger"), or such other documents necessary to effect the Mergers, shall be executed and filed in accordance with the CGCL and the OBCA, as the case may be, and the Mergers shall become effective substantially simultaneously in accordance with the terms of the Merger Agreements (such time and date are referred to herein as the "Effective Time").

     Section 2.4 Effect of Mergers. The parties agree to the following provisions with respect to the Mergers:

          (a) Names of Surviving Corporations. The names of Preview and Portland, as the surviving corporations in the Mergers, from and after the Effective Time shall be, respectively, "Preview Software, Inc." and "Portland Software, Inc." until changed or amended in accordance with applicable law.

          (b) Charter Documents. At the Effective Time (i) the Articles of Incorporation and Bylaws of Preview, as in effect immediately prior to the Effective Time, shall be amended so that the operative provisions read in their entireties exactly as the Articles of Incorporation and Bylaws, respectively, of Preview Sub, except that the name of the corporation specified therein shall be "Preview Software, Inc." and (ii) the Articles of Incorporation and Bylaws of Portland, shall be amended so that the operative provisions read in their entireties exactly as the Articles of Incorporation and Bylaws, respectively, of Portland Sub, as in effect immediately prior to the Effective Time, except that the name of the corporation specified therein shall be "Portland Software, Inc."

          (c) Other Effects. The Preview Merger shall have such other effects as are set forth in the Preview Merger Agreement and the CGCL and the Portland Merger shall have such other effects as are set forth in the Portland Merger Agreement and the OBCA.

     Section 2.5 Directors and Officers of Newco, Preview and Portland; Headquarters.

          (a)     Newco Governance.

                  (i) Preview and Portland shall take all actions necessary to cause the directors comprising the full board of directors of Newco (the "Newco Board") at the Effective Time to be comprised of seven directors. Preview and Portland agree that the initial Board of Directors of Newco shall consist of the persons listed on Exhibit C. If, prior to the Effective Time, any of the foregoing persons shall decline or be unable to serve as a Newco director, Preview and Portland shall jointly designate another person to serve in such person's stead. If Preview and Portland are unable to agree on a replacement designee prior to the Effective Time, the Newco Board shall appoint a replacement to fill the resulting vacancy if permitted by the Newco Articles of Incorporation with respect to the vacant seat.

                  (ii) At or prior to the Effective Time, Preview and Portland shall cause (A) the person listed as such on Exhibit C hereto to be designated as Chairman of the Board of Directors of Newco and (B) Newco to designate the persons listed on such Exhibit C to be named officers of Newco, holding the positions indicated on such Exhibit; provided, that if any such persons are unwilling or unable to serve in such capacities, their replacements shall be selected by the Newco Board as constituted at the Effective Time. Newco shall also have such other officers as may be elected by the Newco Board. The home office activities of Newco from and after the Effective Time shall be as further set forth on such Exhibit C.

          (b) Tenure. The foregoing officers and directors of Newco, Preview and Portland shall hold their positions until their resignation or removal or the election or appointment of their successors in the manner provided by each corporation's respective charter documents and applicable law.

     Section 2.6 Approval of Mergers by Newco. Newco, as the sole shareholder of each of Portland Sub and Preview Sub, has heretofore executed a formal written consent under (i) Section 60.211 of the OBCA, approving, authorizing and adopting the Portland Merger Agreement and (ii) Section 603 of the CGCL, approving, authorizing and adopting the Preview Merger Agreement.

     Section 2.7 Newco Certificate of Incorporation. Prior to the Effective Time, Preview and Portland, as the shareholders of Newco, shall cause Newco to amend its certificate of incorporation to read in its entirety as set forth in Exhibit D hereto, with such further changes thereto as Preview and Portland may mutually agree, and to amend its bylaws in a manner reasonably acceptable to Portland and Preview.

     Section 2.8 Preview Sub and Portland Sub Charter Documents. Prior to the Effective Time the articles of incorporation and bylaws of each of Preview Sub and Portland Sub shall be amended in a manner reasonably acceptable to each of Preview and Portland.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF NEWCO

     Newco represents and warrants to Preview and Portland as follows:

     Section 3.1 Organization and Qualification. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect on Newco. True, accurate and complete copies of the certificate of incorporation and bylaws of Newco as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Preview and Portland.

     Section 3.2  Capitalization.

          (a) The authorized capital stock of Newco consists of 1,000 shares of Newco Common Stock. As of the date hereof, there were 1,000 shares of Newco Common Stock issued and outstanding, 500 shares of which are owned by Preview and 500 shares of which are owned by Portland, and all of which are validly issued, fully paid and nonassessable and are not subject to and were not issued in violation of any preemptive rights.

          (b) Except for this Agreement and the Merger Agreements, there are not now, and at the Effective Time there will not be, any options, warrants, calls, rights, subscriptions, convertible securities or other rights or agreements, arrangements or commitments of any kind obligating Newco to issue, transfer or sell any securities of Newco. There are no outstanding contractual or other obligations of Newco to purchase, redeem or otherwise acquire any shares of

Newco Common Stock. There is not now, and at the Effective Time there will not be, any stockholder agreement, voting trust or other agreement or understanding to which Newco is a party or bound relating to the voting of any shares of the capital stock of Newco.

     Section 3.3 Authority. Newco has all requisite corporate power and authority to execute and deliver this Agreement and the Merger Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Merger Agreements, and the consummation by Newco of the transactions contemplated hereby and thereby, have been duly authorized by Newco's board of directors and stockholders and no other corporate proceedings on the part of Newco are necessary to authorize the execution and delivery of this Agreement and the Merger Agreements and the consummation by Newco of the transactions contemplated hereby and thereby. This Agreement has been and, as of the Effective Time, the Merger Agreements will have been, duly and validly executed and delivered by Newco and, assuming the due authorization, execution and delivery hereof and thereof by Preview and Portland, constitute or will constitute, as the case may be, valid and binding agreements of Newco, enforceable against Newco in accordance with their terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 3.4 Consents and Approvals; No Violation. None of the execution and delivery of this Agreement or the Merger Agreements, the consummation by Newco of the transactions contemplated hereby and thereby or compliance by Newco with any of the provisions hereof will (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Newco, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (A) pursuant to Section 3(a)(10) of the Securities Act and certain state securities statutes and (B) for filing the Articles of Merger with respect to the Mergers pursuant to the OBCA and the CGCL, (iii) result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien or encumbrance on any of the assets of Newco pursuant to any note, license, agreement or other instrument or obligation to which Newco is a party or by which Newco or any of its assets may be bound or affected, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Newco or any of its properties or assets; other than (A) such defaults, rights of termination, cancellation, amendment or acceleration, liens and encumbrances, violations and conflicts set forth pursuant to (iii) and (iv) above, and (B) failure to obtain such consents, approvals, authorizations, permits or filings, as set forth pursuant to (ii) above, which, in the aggregate, would not have a Material Adverse Effect on Newco.

     Section 3.5 No Prior Activities. Except for obligations or liabilities incurred in connection with their respective incorporation or organization or the negotiation and consummation of this Agreement and the Merger Agreements and the transactions contemplated hereby and thereby, none of Newco, Preview Sub or Portland Sub has incurred any obligations or liabilities nor engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any person or entity.

     Section 3.6 Information Supplied. The information supplied or to be supplied by Newco for inclusion in the Hearing Documents, including any amendments and supplements thereto, will not, either at the date mailed to shareholders of Preview and Portland or at the times of the meetings of shareholders of Preview and Portland to be held in connection with the transactions contemplated by this Agreement and the Merger Agreements contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                  ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF PORTLAND

     Portland represents and warrants to Preview, except as otherwise set forth in the Portland Disclosure Schedule (the "Portland Disclosure Schedule") as follows:

     Section 4.1 Organization and Qualification. Each of Portland and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect on Portland. True and complete copies of the articles of incorporation and bylaws of Portland (the "Portland Charter Documents") as in effect on the date hereof, including all amendments thereto, have heretofore been made available or delivered to Preview. The copy of the minute books of Portland provided to Preview's counsel contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

     Section 4.2 Capitalization. The authorized capital of Portland consists, or will consist, immediately prior to the Effective Time, of:

          (a) 5,338,323 shares of Portland Preferred Stock, of which 838,323 shares have been designated Portland Series A Preferred Stock, 838,323 of which are issued and outstanding immediately prior to the Effective Time and 4,500,000 shares have been designated Portland Series B Preferred Stock, 2,395,209 of which are issued and outstanding. The rights, privileges and preferences of the Portland Preferred Stock are as stated in the Portland Charter Documents.

          (b) 20,000,000 shares of Portland Common Stock, 7,466,210 shares of which are issued and outstanding immediately prior to the Effective Time. All of the outstanding shares of Portland Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable Federal and state securities laws. Portland has reserved 5,338,323 shares of Portland Common Stock for issuance upon conversion of the Portland Preferred Stock.

          (c)   Portland has issued and outstanding options to acquire
2,393,526 shares of Portland Common Stock (the "Portland Options") to officers, directors, employees and consultants of Portland pursuant to a 1994 Stock Incentive Plan (the "Portland Plan"). Options to acquire 1,828,224 shares remain available for future grant under the Portland Plan.

          (d) Portland has issued and currently has outstanding warrants to acquire (i) 674,000 shares of Portland Common Stock and (ii) 838,324 shares of Portland Series B Preferred Stock (collectively, the "Portland Warrants").

          (e) Except as set forth in the preceding subparagraphs, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from Portland of any shares of its capital stock (other than as set forth in the Portland Series A Preferred Stock Purchase Agreement dated October 21, 1996 and the Series B Stock Purchase Agreement dated August 1, 1997, as amended by and among Portland and the parties listed therein).

          (f)   All issued and outstanding shares of Portland Preferred
Stock and Portland Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights contained in the Portland Charter Documents. All outstanding shares of Portland's capital stock issued have been or will be issued in compliance with applicable state and Federal securities laws.

     Section 4.3 Authority. Portland has all requisite corporate power and authority to execute and deliver this Agreement and the Portland Merger Agreement and, subject to approval of this Agreement and the Portland Merger Agreement by the shareholders of Portland, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Portland Merger Agreement, and the consummation by Portland of the transactions contemplated hereby and thereby, have been duly authorized by Portland's board of directors and no other corporate proceedings on the part of Portland are necessary to authorize the execution and delivery of this Agreement and the Portland Merger Agreement and the consummation by Portland of the transactions contemplated hereby and thereby except for the approval of this Agreement and the Portland Merger Agreement by the shareholders of Portland. This Agreement has been, and as of the Effective Time, the Portland Merger Agreement will be, duly and validly executed and delivered by Portland and, assuming the due authorization, execution and delivery hereof and thereof by Newco, Preview Sub, Portland Sub and Preview, constitute or will constitute, as the case may be, valid and binding agreements of Portland, enforceable against Portland in accordance with their terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 4.4 Consents and Approvals; No Violation. None of the execution and delivery by Portland of this Agreement and the Portland Merger Agreement, the consummation by Portland of the transactions contemplated hereby and thereby or compliance by Portland with any of the provisions of this Agreement will (i) conflict with or result in a breach of any provision of the respective charters or bylaws (or similar governing documents) of Portland or any of its Subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) pursuant to
Section 3(a)(10) of the Securities Act and certain state securities statutes, and (B) for filing the Articles of Merger with respect to the Portland Merger pursuant to the OBCA, (iii) except as set forth in the Portland Disclosure Schedule, result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien or encumbrance on any of the assets of Portland or any of its Subsidiaries pursuant to any note, license, agreement or other instrument or obligation to which Portland or any of its Subsidiaries is a party or by which Portland or any of its Subsidiaries or any of their respective assets may be bound or affected, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Portland or any of its Subsidiaries or any of their respective properties or assets, other than (A) such defaults, rights of termination, cancellation, amendment or acceleration, liens and encumbrances, violations and conflicts set forth pursuant to (iii) and
(iv) above, and (B) such consents, approvals, authorizations, permits or filings, as set forth pursuant to (ii) above that are not obtained, which, in the aggregate, would not have a Material Adverse Effect on Portland and would not materially impair Portland's ability to consummate the transactions contemplated by this Agreement and the Portland Merger Agreement.

     Section 4.5   Financial Statements; Absence of Undisclosed Liabilities.

           (a) Portland has furnished Preview with the audited balance sheet of Portland as of December 31, 1997, and the related audited statements of operations, cash flows and changes in stockholders' equity for the year ended December 31, 1997, and the unaudited balance sheet of Portland as of March 31, 1998, and the related statements of operations, cash flows and changes in stockholders' equity for the three-month period ended March 31, 1998 (the "Portland Financial Statements"). All of such financial statements, including the notes thereto, (i) are in accordance with the respective books of Portland;
(ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved except that the unaudited financial statements do not contain footnotes; (iii) present fairly the financial position of Portland as of the respective dates thereof and the results of operations and cash flows of Portland for the respective periods indicated therein; and (iv) do not reflect any material items of nonrecurring income except as stated therein.

           (b) Portland has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that would be required to be reflected in a balance sheet, or in the notes thereto, prepared in accordance with GAAP that were not disclosed or provided for in the Portland Financial Statements or the notes thereto other than liabilities incurred since March 31, 1998, which were incurred in the ordinary course of business and are not individually or in the aggregate, material to Portland's business. All reserves set forth on the Portland Financial Statements or the notes thereto are adequate. There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5) that are not adequately provided for in the Portland Financial Statements or reflected in the notes thereto.

     Section 4.6 Absence of Changes. Since March 31, 1998: (a) there has been no material adverse change in Portland's business or any development particular to Portland's business and not generally known to the public that reasonably could be expected to cause a material adverse change in Portland's business; (b) there has been no damage, destruction or loss (whether or not covered by insurance) which has had a material adverse effect on any assets material to Portland's business; (c) there has been no change by Portland in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (d) there has been no revaluation by Portland of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; and (e) Portland has conducted its business only in the ordinary course consistent with past practice.

     Section 4.7  Contracts and Commitments.

           (a)   Portland is not a party or subject to:

                 (i) Any union contract or collective bargaining agreement or any employment contract or arrangement, written or oral, providing for future compensation with any officer, consultant, director or employee that is not terminable by it on two weeks' notice or less without penalty or obligation to make payments related to such termination, other than (A) (in the case of employees other than executive officers) such severance agreements as are not different from standard arrangements offered to employees generally in the ordinary course of business consistent with Portland's past practices, a description of which is set forth in the Portland Disclosure Schedule and (B) such agreements as may be imposed or implied by law;

                 (ii) Any plans, contracts or arrangements, written or oral, which collectively require aggregate payments by Portland in excess of $25,000 for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

                 (iii) Any joint marketing, joint development or joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of profits or royalties with other persons;

                 (iv) Any existing license agreement, OEM agreement, distribution agreement, volume purchase agreement, or other similar agreement pursuant to which Portland has granted or received most favored customer provisions or exclusive marketing rights related to any product, group of products or territory;

                 (v) Any lease for real or personal property pursuant to which the amount of payments which Portland is required to make on an annual basis exceeds $25,000;

                 (vi) Any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization that may be, by its terms, terminated or breached by reason of the execution of this Agreement or the Portland Merger Agreement or the closing of the Mergers, or the consummation of the transactions contemplated hereby or thereby;

                 (vii) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness in excess of $25,000 incurred in the acquisition of companies or other entities or indebtedness in excess of $25,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

                 (viii) Any license agreement, either as licensor or licensee (excluding nonexclusive object code software licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("End-User Licenses"));

                 (ix) Any contract containing covenants purporting to limit Portland's freedom to compete in any line of business or in any geographic area or with any third party;

                 (x) Any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $25,000; or

                 (xi) Any other agreement, contract or commitment that is material to Portland.

            (b) Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in the Portland Disclosure Schedule pursuant to this Section 4.7 is valid and binding on Portland and is in full force and effect, and neither Portland, nor to the knowledge of Portland any other party thereto, has breached in any material respect any provision of, or is in default in any material respect under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

            (c) There is no agreement, judgment, injunction, order or decree binding upon Portland which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of Portland, any acquisition of material property by Portland or the conduct of business by Portland as currently conducted or as proposed to be conducted.

     Section 4.8 Legal Proceedings. Portland is not in violation of, and has not received any notice of any violation of: (a) any applicable statute, law, regulation, ordinance, writ, injunction, order, judgment or decree, the effect of which violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Portland; or (b) any provision of the Portland Charter Documents. There is no order, writ, injunction, judgment or decree outstanding, and no legal, administrative, arbitration or other proceeding, action, suit or governmental investigation or inquiry by or against Portland, its assets or business or its employees, officers or directors in such capacities ("Portland Legal Proceedings") pending or, to the knowledge of Portland, threatened. To the knowledge of Portland, there are no claims against Portland, its assets or business or its employees, officers or directors in such capacities, that could, individually or in the aggregate, have a Material Adverse Effect on Portland. There is no Portland Legal Proceeding that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. There are no existing agreements to provide indemnification for liabilities of its officers and directors for acts or omissions by such persons.

     Section 4.9 Information Supplied. The information supplied or to be supplied by Portland or its Subsidiaries for inclusion in (i) the Hearing Documents will not, either at the time filed with the California Department of Corporations or at the time mailed to the shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Disclosure Document, including any amendments and supplements thereto, will not, either at the date mailed to shareholders or at the time of the meeting of shareholders (or action by written consent of shareholders in lieu thereof) of Preview and Portland to be held in connection with the transactions contemplated by this Agreement and the Merger Agreements, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except by Preview with respect to information supplied by Preview for inclusion therein.

     Section 4.10  Employee Matters.

          (a) Portland is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Portland has not received any notice from any governmental entity, and to the knowledge of Portland, there has not been asserted before any governmental entity, any claim action or proceeding to which Portland is a party, and there is neither pending nor, to the knowledge of Portland, threatened any investigation or hearing concerning Portland arising out of or based upon any such laws, regulations or practices. There are no pending claims against Portland under any workers compensation plan or policy for any long-term disability, and to the knowledge of Portland, there is no basis for any such claim. Portland has complied in all material aspects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder.

          (b) Portland has disclosed in Section 4.10 of the Portland Disclosure Schedule a list of all material employee welfare benefit plans (as defined in Section 3(1) of the Employee

Retirement Income Security Act of 1974, as amended ("ERISA")), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, Portland or any of its subsidiaries (together, the "Portland Employee Plans").

          (c) Portland has made available to Preview true and complete copies of all Portland Employee Plans, as in effect, together with all amendments thereto that will become effective at a later date, as well as the latest Internal Revenue Service determination letters obtained with respect to any Portland Employee Plan qualified under Section 401(a) or 501(a) of the Code. Also with respect to each Portland Employee Plan, true and complete copies of the (i) three most recent annual actuarial valuation reports, if any, (ii) three last filed Forms 5500 together with Schedule A or B thereto or both, (iii) summary plan description (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (iv) three most recent annual and periodic accountings of related plan assets, if any, have been, or will be, made available to Preview and are, or will be, correct in all material respects.

          (d) Neither Portland nor any of its directors, officers, employees or agents, nor, to the knowledge of Portland, any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code has, with respect to any Portland Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to Portland, any of its subsidiaries or any Portland Employee Plan.

          (e) All Portland Employee Plans are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Portland Employee Plans, including, but not limited to, ERISA and the Code and, to the best knowledge of Portland, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) which have been asserted or instituted against Portland, any of its subsidiaries, any Portland Employee Plan or the assets of any trust for any Portland Employee Plan. Each Portland Employee Plan which is a group health plan (within the meaning of Section 5000(b)(i) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of Section 162(k) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA.

          (f) Each Portland Employee Plan intended to qualify under Section 401(a) of the Code does so qualify, and the trusts created thereunder are exempt from tax under the provisions of Section 501(a) of the Code. Each Portland Employee Plan that has been terminated by Portland or any of its subsidiaries which was intended to qualify under Section 401(a) of the Code has received a final determination of such qualification from the Internal Revenue Service.

          (g) All contributions or payments required to be made or accrued before the Effective Time under the terms of any Portland Employee Plan will have been made or accrued by Portland or by its subsidiaries, as applicable, by the Effective Time.

          (h) Portland has no Employee Plan subject to Section 412 of the Code and no "multiemployer plan" (as defined in Section 3(37) of ERISA).

          (i) There have been no changes in the operation or interpretation of any of the Portland Employee Plans since the most recent annual report or actuarial report that would have any material effect on the cost of operating or maintaining such Portland Employee Plans.

          (j) No amounts payable under any Portland Employee Plan as a result of the transactions contemplated by this Agreement will fail to be deductible for Federal income tax purposes by virtue of Section 280G of the Code.

          (k) The consummation of the transaction contemplated by this Agreement will not (i) entitle any current or former employee or officer of Portland to severance pay or other payment except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting or increase the amount of compensation due any sick employee or officer.

     Section 4.11 Affiliate Agreements. Except for this Agreement and except as set forth in the Portland Disclosure Schedule, as of the date of this Agreement neither Portland nor any of its Subsidiaries is a party to any oral or written agreement with any of its Affiliates, other than with any of its Subsidiaries.

     Section 4.12   Taxes.

          (a) For purposes of this Agreement, the following definitions shall apply:

                (i) The term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any Federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, Federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, hazardous waste fees, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, that are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

                (ii) The term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (b) All Returns required to be filed by or on behalf of Portland have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Portland under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Portland Financial Statements in accordance with GAAP, and no other Taxes are payable by Portland with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any other period prior to the date hereof. Portland has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Portland with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Portland is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP. Portland has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

          (c) The amount of Portland's liability for unpaid Taxes (whether actual or accrued) for all periods through the date of the Portland Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on such Portland Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes of Portland payable after the date of the Portland Financial Statements attributable to transactions and events occurring prior to such date. No liability for Taxes of Portland has been incurred (or prior to the Effective Time will be incurred) since such date other than in the ordinary course of business.

          (d) Preview has been furnished by Portland with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Portland relating to Taxes, (ii) all material Federal and state income or franchise tax Returns and state sales, use and property tax Returns for Portland for all periods since inception, and (iii) any material elections relating to Taxes which are not reflected in the Returns described in (ii).

          (e) The Returns of Portland have never been audited by a government or taxing authority, nor to the knowledge of Portland is any such audit in process threatened or pending (either in writing or orally, formally or informally). No deficiencies exist or have been asserted (either in writing or orally, formally or informally) or, to the knowledge of Portland, will in the future be asserted with respect to Taxes of Portland, and Portland has not received notice (either in writing or orally, formally or informally) nor, to the knowledge of Portland, will in the future receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it. Portland is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Portland or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Portland. Portland has disclosed on its Federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

          (f) Portland is not and has never been a party to any tax sharing agreement.

          (g) Portland is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Portland is not, nor has it been, a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Newco is not required to withhold tax on the acquisition of the stock of Portland by reason of Section 1445 of the Code. Portland is not a "consenting corporation" under Section 341(f) of the Code. Portland has not participated in an international boycott as defined in Section 999 of the Code. Portland has not agreed to, and is not required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method, and Portland does not otherwise have any income reportable for a period ending after the Effective Time attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Effective Time involving in excess of $10,000. Portland is not and has not been a "reporting corporation" subject to the information reporting and record maintenance requirements of
Section 6038A of the Code and the regulations thereunder.

     Section 4.13   Intellectual Property.

          (a) Portland owns or has the exclusive right to use, make, sell, license, or sublicense and bring actions for infringement of all Portland Products (as defined below) and Portland Intellectual Property Rights (as defined below) developed by or for Portland or that are used in the business of Portland as currently conducted. All of the Portland Products and Portland Intellectual Property Rights are owned by Portland free and clear of any rights or claims of any current or former employees, consultants, officers and directors of Portland. The source code for the Portland Products constitutes a trade secret of Portland, and is not part of the public knowledge or literature, and Portland has taken reasonable action to protect such source code as a trade secret. All taxes and fees, including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith pertaining to the Portland Intellectual Property Rights, due and payable on or before the date hereof, have been paid by Portland.

          (b) Portland's current products and products under development are listed on the Portland Disclosure Schedule (collectively, the "Portland Products"). No person has a license to use or the right to acquire a license to use any future version of any Portland Product, and no agreement to which Portland is a party will restrict Newco from charging customers for any such new version. No agreement for the support or maintenance of Portland Products obligates Portland, or would obligate Newco after the Effective Time to provide any improvement, enhancement, change in functionality or other alteration in the performance of the Portland Products.

          (c) No person has a right to receive a royalty or similar payment in respect of any Portland Product or Portland Intellectual Property Rights or, to the knowledge of Portland, other Intellectual Property Right licensed to Portland whether or not pursuant to any contractual arrangements entered into by Portland. Except for End-User Licenses, Portland has no licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party, relating in whole or in part to any Portland Product or Portland Intellectual Property Rights.

          (d) The execution, delivery and performance of this Agreement and the Portland Merger Agreements, the consummation of the Mergers and the consummation of the other transactions contemplated hereby and thereby (including without limitation the continued conduct by Newco after the Mergers of Portland's business as presently conducted and the incorporation of any Portland Product or Portland Intellectual Property Right in any product of Newco) will not breach, violate or conflict with any instrument or agreement governing any such Portland Product or Portland Intellectual Property Right necessary or required for the conduct of the business of Portland as presently conducted, and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such Portland Product or Portland Intellectual Property Right or in any way impair the right of Newco or any of its subsidiaries to use, sell, license or dispose of, either as part or all of a Portland Product or subsequent to the Effective Time as part or all of a product of Newco, or to bring any action for the infringement of, any such Portland Product or Portland Intellectual Property Right or portion thereof.

          (e) Neither the development, manufacture, marketing, license, sale or intended use of any Portland Product violates or could reasonably be expected to violate any license or agreement to which Portland is a party or infringes or could reasonably be expected to infringe any Intellectual Property Right of any other party, provided, that with respect to patent rights, rights with respect to marks, names or designations and moral rights, such representation is made only to Portland's knowledge; there is no pending or, to the knowledge of Portland, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Portland Intellectual Property Right necessary or required for, or used in, the conduct of the business of Portland as presently conducted nor, to the knowledge of Portland, is there any basis for any such claim, nor has Portland received any notice asserting that any such Intellectual Property Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Portland, is there any basis for any such assertion. To Portland's knowledge, there is no infringement on the part of any third party of Portland's Intellectual Property Rights.

          (f)   Portland has taken reasonable and practicable steps
(including, without limitation, entering into confidentiality and non-disclosure agreements with all officers and employees of and consultants to Portland with access to or knowledge of Portland's Intellectual

Property Rights) to maintain the secrecy and confidentiality of, and its proprietary rights in, all Portland Intellectual Property Rights necessary or required for the conduct of Portland's business. All employees, consultants, officers, directors and shareholders of Portland that have had access to any material portion of the Portland Intellectual Property Rights are parties to a written agreement under which each such person or entity (i) is obligated to disclose and transfer to Portland, without the receipt by such person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment (for employees) with or performance of services for, he makes or conceives of either solely or jointly with others, that relate to any subject matter with which his or her work for Portland may be concerned, or relate to or are connected with the business, products or projects of Portland, or involve the use of the time, material or facilities of Portland, and (ii) is obligated to maintain the confidentiality of proprietary information of Portland. To Portland's knowledge, none of Portland's employees, consultants, officers or directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to promote the interests of Portland in the Portland business or that would conflict with the Portland business. To Portland's knowledge, it is currently not necessary, nor will it be necessary for Portland to utilize in the Portland business nor has Portland utilized in the Portland business any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to his or her employment by or affiliation with Portland that Portland has not already licensed or acquired, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by Portland that Portland has not already licensed or acquired, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such person or entity is a party or to which any of such assets or rights may be subject, except to the extent that such utilization would not have a material adverse effect on the Portland business. To Portland's knowledge, none of Portland's employees, consultants, officers, directors or stockholders that has had knowledge or access to information relating to Portland's business has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the business as conducted of such previous employer which has resulted in Portland's access to or use of such proprietary items in Portland's business, and Portland will not gain access to or make use of any such proprietary items in Portland's business, except to the extent that any such activities would not have a Material Adverse Effect on Portland.

          (g) The Portland Disclosure Schedule also sets forth a complete list of all licenses, sublicenses and other agreements as to which Portland is a party and pursuant to which Portland or any other person is authorized to use, license, sublicense, sell or distribute any Intellectual Property Right (excluding End-User Licenses). Portland is not in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair Portland's rights under such license, sublicense or agreement. The Portland Disclosure Schedule separately identifies each exclusive arrangement between Portland and any third party to use, license, sublicense, sell or distribute any Portland Intellectual Property Right or any Portland Product.

          (h) The Portland Disclosure Schedule contains a complete and accurate list of all applications, filings and other formal actions made or taken pursuant to Federal, state, local and foreign laws by Portland to perfect or protect its interest in Portland Intellectual Property Rights, including, without limitation, all patents, patent applications, trademark registrations, trademark applications, service mark registrations and copyright registrations. As used herein, the term "Intellectual Property Rights" means all intellectual property rights, including, without limitation, domestic and foreign patents, patent applications, patent rights, trademarks, trademark registrations, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, licenses, know-how, trade secrets, trade rights, proprietary processes and formulae, inventions, development tools, designs, plans, specifications, technical information and other proprietary rights, whether or not registered, and all documentation and media relating to the above, and the term "Portland Intellectual Property Right" shall mean Intellectual Property Rights owned by or granted exclusively or nonexclusively to Portland.

     Section 4.14 Environmental Matter. Except for failures which will not have a Material Adverse Effect on Portland, Portland has met, and continues to meet, all applicable local, state, Federal and national environmental regulations and has disposed of its waste products and effluents and/or has caused others to dispose of such waste products and effluents, in accordance with all applicable state, local, Federal and national environmental regulations.

     Section 4.15 Interests of Officers and Directors. No officer or director of Portland or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has, either directly or indirectly, a material interest in: (a) any person or entity that purchases from or sells, licenses or furnishes to Portland any goods, property, technology or intellectual or other property rights or services; (b) any contract or agreement to which Portland is a party or by which it may be bound; or (c) any property, real or personal, tangible or intangible, used in or pertaining to Portland's business, including any interest in the Portland Intellectual Property Rights.

     Section 4.16  Title to Properties; Absence of Liens and Encumbrances.
The Portland Disclosure Schedule lists all facilities occupied by Portland since Portland's incorporation, and indicates the nature of Portland's interest in such facilities. Portland has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used in their business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in the Portland Financial Statements or except for such imperfections of title and encumbrances, if any, that are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

     Section 4.17 Governmental Authorizations and Licenses. Portland holds all licenses, authorizations, permits, concessions, certificates and other franchises of any Governmental Entity (collectively, the "Licenses") required to operate its business, except as would not have a Material Adverse Effect on Portland. The Licenses are in full force and effect and Portland is in compliance in all material respects with the terms of the Licenses.

     Section 4.18 Insurance. The Portland Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance maintained by Portland. Portland is not in default under any of such policies or binders, and has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no outstanding unpaid claims under any such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect through the Effective Time.

     Section 4.19 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

     Section 4.20 Bank Accounts. The Portland Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which Portland maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals.

     Section 4.21 Disclosure. No representation or warranty made by Portland in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished by Portland or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. To the knowledge of Portland after reasonable inquiry, there is no event, fact or condition particular to Portland's business that is not generally known to the public that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on Portland that has not been set forth in this Agreement or in the Portland Disclosure Schedule. Portland has complied in all material respects with the due diligence request of Preview dated March 17, 1998.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PREVIEW

     Preview represents and warrants to Portland, except as otherwise set forth in the Preview Disclosure Schedule (the "Preview Disclosure Schedule") as follows:

     Section 5.1 Organization and Qualification. Each of Preview and its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and in good standing in each jurisdiction in which the properties owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect on Preview. True and complete copies of the articles of incorporation and bylaws of Preview (the "Preview Charter Documents") as in effect on the date hereof, including all amendments thereto, have heretofore been delivered to Portland. The copy of the minute books of Preview provided to Portland's counsel contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes accurately in all material respects.

     Section 5.2 Capitalization. The authorized capital of Preview consists, or will consist, immediately prior to the Effective Time, of:

                   (a) 5,011,990 shares of Preview Preferred Stock, of which 602,802 shares have been designated Series D Preview Preferred Stock, 598,802 of which are issued and outstanding immediately prior to the Effective Time, 2,557,188 shares have been designated Preview Series C Preferred Stock, 2,500,000 of which are issued and outstanding, 705,000 shares have been designated Preview Series B Preferred Stock, all of which are issued and outstanding, 1,147,000 Shares of Preview Series A Preferred Stock all of which are issued and outstanding. The rights, privileges and preferences of the Preview Preferred Stock are as stated in the Preview Charter Documents.

                   (b) 10,000,000 shares of Preview Common Stock, 1,444,022 shares of which are issued and outstanding immediately prior to the Effective Time. All of the outstanding shares of Preview Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable Federal and state securities laws. Preview has reserved 5,011,990 shares of Preview Common Stock for issuance upon conversion of the Preview Preferred Stock.

                   (c) Preview has issued and outstanding options to acquire 399,625 shares of Preview Common Stock to officers, directors, employees and consultants of Preview pursuant to a subsequently terminated stock plan (the "Preview Old Plan"). Under a new stock option plan (the "Preview New Plan" and, collectively with the Preview Old Plan, the "Preview Plans"), Preview has issued and outstanding options to purchase 597,200 shares of Preview Common Stock and 388,800 shares of such reserved shares of Preview Common Stock remain available for issuance to officers, directors, employees and consultants. Preview has granted options to acquire 70,000 shares of Preview Common Stock outside the Preview Plans.

                   (d) Preview (i) has issued warrants to acquire 50,860 shares of Preview Series C Preferred Stock and (ii) anticipates issuing, in connection with an equipment leaseline transaction, warrants to purchase up to 4,000 shares of Preview Series D Preferred Stock (collectively, the "Preview Warrants").

                   (e) Except for outstanding options as set forth in the preceding paragraph, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from Preview of any shares of its capital stock (other than as set forth in the Second Amended and Restated Rights Agreement dated April 21, 1998 by and among Preview and the parties listed therein).

                   (f) All issued and outstanding shares of Preview Preferred Stock and Preview Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and free of any preemptive or similar rights contained in Preview Charter Document. All outstanding shares of Preview's capital stock have been issued in compliance with applicable state and Federal securities laws.

     Section 5.3 Authority. Preview has all requisite corporate power and authority to execute and deliver this Agreement and the Preview Merger Agreement and, subject to approval of this Agreement and the Preview Merger Agreement by the shareholders of Preview, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Preview Merger Agreement, and the consummation by Preview of the transactions contemplated hereby and thereby, have been duly authorized by Preview's board of directors and no other corporate proceedings on the part of Preview are necessary to authorize the execution and delivery of this Agreement and the Preview Merger Agreement and the consummation by Preview of the transactions contemplated hereby and thereby, except for the approval of this Agreement and the Preview Merger Agreement by the shareholders of Preview. This Agreement has been, and as of the Effective Time, the Preview Merger Agreement will be, duly and validly executed and delivered by Preview and, assuming the due authorization, execution and delivery hereof and thereof by Newco, Preview Sub, Portland Sub and Portland, constitute or will constitute, as the case may be, valid and binding agreements of Preview, enforceable against Preview in accordance with their terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     Section 5.4 Consents and Approvals; No Violation. None of the execution and delivery by Preview of this Agreement and the Preview Merger Agreement, the consummation by Preview of the transactions contemplated hereby and thereby or compliance by Preview with any of the provisions of this Agreement will (i) conflict with or result in a breach of any provision of the respective charters or bylaws (or similar governing documents) of Preview or any of its Subsidiaries, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (A) pursuant to
Section 3(a)(10) of the Securities Act, certain state securities statutes, and
(B) for filing the Articles of Merger with respect to the Preview Merger pursuant to the CGCL, (iii) except as set forth in the Preview Disclosure Schedule, result in a default (or an event which with notice or lapse of time or both would become a default) or give to any third party any right of termination, cancellation, amendment or acceleration under, or result in the creation of a lien or encumbrance on any of the assets of Preview or any of its Subsidiaries pursuant to any note, license, agreement or other instrument or obligation to which Preview or any of its Subsidiaries is a party or by which Preview or any of its Subsidiaries or any of their respective assets may be bound or affected, or (iv) violate or conflict with any order, writ, injunction, decree, statute, rule or regulation applicable to Preview or any of its Subsidiaries or any of their respective properties or assets, other than (A) such defaults, rights of termination, cancellation, amendment or acceleration, liens and encumbrances, violations and conflicts set forth pursuant to (iii) and (iv) above, and (B) such consents, approvals, authorizations, permits or filings, as set forth pursuant to (ii) above that are not obtained, which, in the aggregate, would not have a Material Adverse Effect on Preview and would not materially impair Preview's ability to consummate the transactions contemplated by this Agreement and the Preview Merger Agreement.

     Section 5.5   Financial Statements; Absence of Undisclosed Liabilities.

          (a) Preview has furnished Portland with the audited balance sheet of Preview as of December 31, 1997, and the related audited statements of operations, cash flows and changes in stockholders' equity for the year ended December 31, 1997, and the unaudited balance sheet of Preview as of March 31, 1998, and the related statements of operations, cash flows and changes in stockholders' equity for the three-month period ended March 31, 1998 (the "Preview Financial Statements"). All of such financial statements, including the notes thereto, (i) are in accordance with the respective books of Preview; (ii) have been prepared in accordance with GAAP consistently applied throughout the periods involved except that the unaudited financial statements do not contain footnotes; (iii) present fairly the financial position of Preview as of the respective dates thereof and the results of operations and cash flows of Preview for the respective periods indicated; and (iv) do not reflect any material items of nonrecurring income except as stated therein.

          (b) Preview has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that would be required to be reflected in a balance sheet, or in the notes thereto, prepared in accordance with GAAP that were not disclosed or provided for in the Preview Financial Statements or the notes thereto other than liabilities incurred since March 31, 1998, which were incurred in the ordinary course of business and are not individually or in the aggregate, material to Preview's business. All reserves set forth on the Preview Financial Statements or the notes thereto are adequate. There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5) that are not adequately provided for in the Preview Financial Statements or reflected in the notes thereto.

     Section 5.6 Absence of Changes. Since March 31, 1998: (a) there has been no Material Adverse Effect in Preview's business or any development particular to Preview's business and not generally known to the public that reasonably could be expected to cause a material adverse change in Preview's business; (b) there has been no damage, destruction or loss (whether or not covered by insurance) which has had a Material Adverse Effect on any assets material to Preview's business; (c) there has been no change by Preview in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (d) there has been no revaluation by Preview of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; and (e) Preview has conducted its business only in the ordinary course consistent with past practice.

     Section 5.7   Contracts and Commitments.

          (a)  Preview is not a party or subject to:

               (i) Any union contract or collective bargaining agreement or any employment contract or arrangement, written or oral, providing for future compensation with any officer, consultant, director or employee that is not terminable by it on two weeks' notice or less without penalty or obligation to make payments related to such termination, other than (A) (in the case of employees other than executive officers) such severance agreements as are not different from standard arrangements offered to employees generally in the ordinary course of business consistent with Preview's past practices, a description of which is set forth in the Preview Disclosure Schedule and (B) such agreements as may be imposed or implied by law;

               (ii) Any plans, contracts or arrangements, written or oral, which collectively require aggregate payments by Preview in excess of $25,000 for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

               (iii) Any joint marketing, joint development or joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of profits or royalties with other persons;

               (iv) Any existing license agreement, OEM agreement, distribution agreement, volume purchase agreement, or other similar agreement pursuant to which Preview has granted or received most favored customer provisions or exclusive marketing rights related to any product, group of products or territory;

               (v) Any lease for real or personal property pursuant to which the amount of payments which Preview is required to make on an annual basis exceeds $25,000;

               (vi) Any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization that may be, by its terms, terminated or breached by reason of the execution of this Agreement or the Preview Merger Agreement, the closing of the Mergers, or the consummation of the transactions contemplated hereby or thereby;

               (vii) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness in excess of $25,000 incurred in the acquisition of companies or other entities or indebtedness in excess of $25,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

               (viii) Any license agreement, either as licensor or licensee (excluding End-User Licenses);

               (ix) Any contract containing covenants purporting to limit Preview's freedom to compete in any line of business or in any geographic area or with any third party;

               (x) Any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $25,000; or

               (xi) Any other agreement, contract or commitment that is material to Preview.

          (b) Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in the Preview Disclosure Schedule is valid and binding on Preview and is in full force and effect, and neither Preview, nor to the knowledge of Preview any other party thereto, has breached in any material respect any provision of, or is in default in any material respect under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

          (c) There is no agreement, judgment, injunction, order or decree binding upon Preview which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of Preview, any acquisition of material property by Preview or the conduct of business by Preview as currently conducted or as proposed to be conducted.

     Section 5.8 Legal Proceedings. Preview is not in violation of, and has not received any notice of any violation of: (a) any applicable statute, law, regulation, ordinance, writ, injunction, order, judgment or decree, the effect of which violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Preview's business; or (b) any provision of the Preview Charter Documents. There is no order, writ, injunction, judgment or decree outstanding, and no legal, administrative, arbitration or other proceeding, action, suit or governmental investigation or inquiry against Preview, its assets, business or its employees, officers or directors in such capacities ("Preview Legal Proceedings") pending or, to the knowledge of Preview, threatened. To the knowledge of Preview, there are no claims by or against Preview, its assets or business or its employees, officers or directors in such capacities, that could, individually or in the aggregate, have a Material Adverse Effect on Preview. There is no Preview Legal Proceeding that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. There are no existing agreements to provide indemnification for liabilities of its officers and directors for acts or omissions by such persons.

     Section 5.9 Information Supplied. The information supplied or to be supplied by Preview or its Subsidiaries for inclusion in (i) the Hearing Documents will not, either at the time filed with the California Department of Corporations or at the time mailed to the shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Disclosure Document, including any amendments and supplements thereto, will not, either at the date mailed to shareholders or at the time of the meeting of shareholders (or action by written consent of shareholders in lieu thereof) of Portland and Preview to be held in connection with the transactions contemplated by this Agreement and the Merger Agreements, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except by Portland with respect to information supplied by Portland for inclusion therein.

     Section 5.10 Employee Matters.

          (a) Preview is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. Preview has not received any notice from any governmental entity, and to the knowledge of Preview, there has not been asserted before any governmental entity, any claim action or proceeding to which Preview is a party, and there is neither pending nor, to the knowledge of Preview, threatened any investigation or hearing concerning Preview arising out of or based upon any such laws, regulations or practices. There are no pending claims against Preview under any workers compensation plan or policy for any long-term disability and, to the knowledge of Preview, there is no basis for any such claim. Preview has complied in all material aspects with COBRA and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder.

          (b) Preview has disclosed in Section 5.11 of the Preview Disclosure Schedule a list of all material employee welfare benefit plans (as defined in Section 3(1) of ERISA), employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, Preview or any of its subsidiaries (together, the "Preview Employee Plans").

          (c) Preview has made available to Portland true and complete copies of all Preview Employee Plans, as in effect, together with all amendments thereto that will become effective at a later date, as well as the latest Internal Revenue Service determination letters obtained with respect to any Preview Employee Plan qualified under Section 401(a) or 501(a) of the Code. Also with respect to each Preview Employee Plan, true and complete copies of the (i) three most recent annual actuarial valuation reports, if any, (ii) three last filed Forms 5500 together with Schedule A or B thereto or both, (iii) summary plan description (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (iv) three most recent annual and periodic accountings of related plan assets, if any, have been, or will be, made available to Portland and are, or will be, correct in all material respects.

          (d) Neither Preview nor any of its directors, officers, employees or agents, nor, to the best knowledge of Preview, any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code has, with respect to any Preview Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in
Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by

Section 4975 of the Code, in each case applicable to Preview, any of its subsidiaries or any Preview Employee Plan.

          (e) All Preview Employee Plans are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such Preview Employee Plans, including, but not limited to, ERISA and the Code and, to the best knowledge of Preview, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) which have been asserted or instituted against Preview, any of its subsidiaries, any Preview Employee Plan or the assets of any trust for any Preview Employee Plan. Each Preview Employee Plan which is a group health plan (within the meaning of Section 5000(b)(i) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of Section 162(k) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA.

          (f) Each Preview Employee Plan intended to qualify under Section 401(a) of the Code does so qualify, and the trusts created thereunder are exempt from tax under the provisions of Section 501(a) of the Code. Each Preview Employee Plan that has been terminated by Preview or any of its subsidiaries which was intended to qualify under Section 401(a) of the Code has received a final determination of such qualification from the Internal Revenue Service.

          (g) All contributions or payments required to be made or accrued before the Effective Time under the terms of any Preview Employee Plan will have been made or accrued by Preview or by its subsidiaries, as applicable, by the Effective Time.

          (h) Preview has no Employee Plan subject to Section 412 of the Code and no "multiemployer plan" (as defined in Section 3(37) of ERISA).

          (i) There have been no changes in the operation or interpretation of any of the Preview Employee Plans since the most recent annual report or actuarial report that would have any material effect on the cost of operating or maintaining such Preview Employee Plans.

          (j) No amounts payable under any Preview Employee Plan as a result of the transactions contemplated by this Agreement will fail to be deductible for Federal income tax purposes by virtue of Section 280G of the Code.

          (k) The consummation of the transaction contemplated by this Agreement will not (i) entitle any current or former employee or officer of Preview to severance pay or other payment except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting or increase the amount of compensation due any sick employee or officer.

     Section 5.11 Affiliate Agreements. Except for this Agreement and except as set forth in the Preview Disclosure Schedule, as of the date of this Agreement neither Preview nor any of its Subsidiaries is a party to any oral or written agreement with any of its Affiliates, other than with any of its Subsidiaries.

     Section 5.12  Taxes.

          (a) All Returns required to be filed by or on behalf of Preview have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of Preview under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the Preview Financial Statements in accordance with GAAP, and no other Taxes are payable by Preview with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any other period prior to the date hereof. Preview has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of Preview with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Preview is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP. Preview has not at any time been (i) a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns, or (ii) a member of any partnership or joint venture for a period for which the statue of limitations for any Tax potentially applicable as a result of such membership has not expired.

          (b) The amount of Preview's liability for unpaid Taxes (whether actual or accrued) for all periods through the date of the Preview Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on such Preview Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes of Preview payable after the date of the Preview Financial Statements attributable to transactions and events occurring prior to such date. No liability for Taxes of Preview has been incurred (or prior to the Effective Time will be incurred) since such date other than in the ordinary course of business.

          (c) Portland has been furnished by Preview with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Preview relating to Taxes, (ii) all material Federal and state income or franchise tax Returns and state sales, use and property tax Returns for Preview for all periods since inception, and (iii) any material elections relating to Taxes which are not reflected in the Returns described in (ii).

          (d) The Returns of Preview have never been audited by a government or taxing authority, nor to the knowledge of Preview is any such audit in process threatened or pending (either in writing or orally, formally or informally). No deficiencies exist or have been asserted (either in writing or orally, formally or informally) or, to the knowledge of Preview, will in the future be asserted with respect to Taxes of Preview, and Preview has not received notice (either in writing or orally, formally or informally) nor, to the knowledge of Preview, will in the future receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it.

Preview is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Preview or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Preview. Preview has disclosed on its Federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

          (e) Preview is not and has never been a party to any tax sharing agreement.

          (f) Preview is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Preview is not, nor has it been, a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and Newco is not required to withhold tax on the acquisition of the stock of Preview by reason of Section 1445 of the Code. Preview is not a "consenting corporation" under Section 341(f) of the Code. Preview has not participated in an international boycott as defined in Section 999 of the Code. Preview has not agreed to, and is not required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method, and Preview does not otherwise have any income reportable for a period ending after the Effective Time attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Effective Time involving in excess of $10,000. Preview is not and has not been a "reporting corporation" subject to the information reporting and record maintenance requirements of
Section 6038A of the Code and the regulations thereunder.

     Section 5.13  Intellectual Property.

          (a) Preview owns or has the exclusive right to use, make, sell, license, or sublicense and bring actions for infringement of all Preview Products (as defined below) and Preview Intellectual Property Rights (as defined below) developed by or for Preview or that are used in the business of Preview as currently conducted. All of the Preview Products and Preview Intellectual Property Rights are owned by Preview free and clear of any rights or claims of any current or former employees, consultants, officers and directors of Preview. The source code for the Preview Products constitutes a trade secret of Preview, and is not part of the public knowledge or literature, and Preview has taken reasonable action to protect such source code as a trade secret. All taxes and fees, including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith pertaining to the Preview Intellectual Property Rights, due and payable on or before the date hereof, have been paid by Preview.

          (b) Preview's current products and products under development are listed on the Preview Disclosure Schedule (collectively, the "Preview Products"). No person has a license to use or the right to acquire a license to use any future version of any Preview Product or any Preview Product that is under development, and no agreement to which Preview is a party will restrict Newco from charging customers for any such new version. No agreement for the support or maintenance of Preview Products obligates Preview, or would obligate Newco after the Effective Time to provide any improvement, enhancement, change in functionality or other alteration in the performance of the Preview Products.

          (c) No person has a right to receive a royalty or similar payment in respect of any Preview Product or Preview Intellectual Property Rights, to the knowledge of Preview, or other Intellectual Property Right licensed to Preview whether or not pursuant to any contractual arrangements entered into by Preview. Except for End-User Licenses, Preview has no licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party, relating in whole or in part to any Preview Product or Preview Intellectual Property Rights.

          (d) The execution, delivery and performance of this Agreement and the Preview Merger Agreement the consummation of the Mergers and the consummation of the other transactions contemplated hereby and thereby (including without limitation the continued conduct by Newco after the Preview Merger of Preview's business as presently conducted and the incorporation of any Preview Product or Preview Intellectual Property Right in any product of Newco) will not breach, violate or conflict with any instrument or agreement governing any such Preview Product or Preview Intellectual Property Right necessary or required for the conduct of the business of Preview as presently conducted will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such Preview Product or Preview Intellectual Property Right or in any way impair the right of Newco or any of its subsidiaries to use, sell, license or dispose of, either as part or all of a Preview Product or subsequent to the Effective Time as part or all of a product of Newco, or to bring any action for the infringement of, any such Preview Product or Preview Intellectual Property Right or portion thereof.

          (e) Neither the development, manufacture, marketing, license, sale or intended use of any Preview Product violates or could reasonably be expected to violate any license or agreement to which Preview is a party or infringes or could reasonably be expected to infringe any Intellectual Property Right of any other party, provided, that with respect to patent rights, rights with respect to marks, names or designations and moral rights, such representation is made only to Preview's knowledge; there is no pending or, to the knowledge of Preview, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Preview Intellectual Property Right necessary or required for, or used in, the conduct of the business of Preview as presently conducted nor, to the knowledge of Preview, is there any basis for any such claim, nor has Preview received any notice asserting that any such Intellectual Property Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of Preview, is there any basis for any such assertion. To Preview's knowledge, there is no infringement on the part of any third party of Preview's Intellectual Property Rights.

          (f) Preview has taken reasonable and practicable steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all officers and employees of and consultants to Preview with access to or knowledge of Preview's Intellectual Property Rights) to maintain the secrecy and confidentiality of, and its proprietary rights in, all Preview Intellectual Property Rights necessary or required for the conduct of Preview's business.

All employees, consultants, officers, directors and shareholders of Preview that have had access to any material portion of the Preview Intellectual Property Rights are parties to a written agreement under which each such person or entity
(i) is obligated to disclose and transfer to Preview, without the receipt by such person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment (for employees) with or performance of services for, he makes or conceives of either solely or jointly with others, that relate to any subject matter with which his or her work for Preview may be concerned, or relate to or are connected with the business, products or projects of Preview, or involve the use of the time, material or facilities of Preview, and
(ii) is obligated to maintain the confidentiality of proprietary information of Preview. To Preview's knowledge, none of Preview's employees, consultants, officers or directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with their obligation to promote the interests of Preview in the Preview business or that would conflict with the Preview business. To Preview's knowledge, it is currently not necessary, nor will it be necessary for Preview to utilize in the Preview business nor has Preview utilized in the Preview business any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to his or her employment by or affiliation with Preview that Preview has not already licensed or acquired, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by Preview, that Preview has not already licensed or acquired in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such person or entity is a party or to which any of such assets or rights may be subject, except to the extent that such utilization would not have a material adverse effect on the Preview business. To Preview's knowledge, none of Preview's employees, consultants, officers, directors or shareholders that has had knowledge or access to information relating to Preview's business has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the business as conducted of such previous employer which has resulted in Preview's access to or use of such proprietary items in Preview's business, and Preview will not gain access to or make use of any such proprietary items in Preview's business, except to the extent that any such activities would not have a Material Adverse Effect on Preview.

          (g) The Preview Disclosure Schedule also sets forth a complete list of all licenses, sublicenses and other agreements as to which Preview is a party and pursuant to which Preview or any other person is authorized to use, license, sublicense, sell or distribute any Intellectual Property Right (excluding End-User Licenses). Preview is not in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair Preview's rights under such license, sublicense or agreement. The Preview Disclosure Schedule separately identifies each exclusive arrangement between Preview and any third party to use, license, sublicense, sell or distribute any Preview Intellectual Property Right or any Preview Product.

          (h) The Preview Disclosure Schedule contains a complete and accurate list of all applications, filings and other formal actions made or taken pursuant to Federal, state, local and foreign laws by Preview to perfect or protect its interest in Preview Intellectual Property Rights, including, without limitation, all patents, patent applications, trademark registrations, trademark applications, service mark registrations and copyright registrations. As used herein, the term "Preview Intellectual Property Right" shall mean Intellectual Property Rights owned by or granted exclusively or nonexclusively to Preview.

     Section 5.14 Environmental Matters. Except for failures which will not have a Material Adverse Effect on Preview, Preview has met, and continues to meet, all applicable local, state, Federal and national environmental regulations and has disposed of its waste products and effluents and/or has caused others to dispose of such waste products and effluents, in accordance with all applicable state, local, Federal and national environmental regulations.

     Section 5.15 Interests of Officers and Directors. No officer or director of Preview or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has, either directly or indirectly, a material interest in: (a) any person or entity that purchases from or sells, licenses or furnishes to Preview any goods, property, technology or intellectual or other property rights or services; (b) any contract or agreement to which Preview is a party or by which it may be bound; or (c) any property, real or personal, tangible or intangible, used in or pertaining to Preview's business, including any interest in the Preview Intellectual Property Rights.

     Section 5.16  Title to Properties; Absence of Liens and Encumbrances.
The Preview Disclosure Schedule lists all facilities occupied by Preview since Preview's incorporation, and indicates the nature of Preview's interest in such facilities. Preview has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used in their business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in the Preview Financial Statements or except for such imperfections of title and encumbrances, if any, that are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

     Section 5.17 Governmental Authorizations and Licenses. Preview holds all Licenses required to operate its business, except as would not have a Material Adverse Effect on Preview. The Licenses are in full force and effect and Preview is in compliance in all material respects with the terms of the Licenses.

     Section 5.18 Insurance. The Preview Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance maintained by Preview. Preview is not in default under any of such policies or binders, and has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no outstanding unpaid claims under any such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect through the Effective Time.

     Section 5.19 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

     Section 5.20 Bank Accounts. The Preview Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which Preview maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals.

     Section 5.21 Disclosure. No representation or warranty made by Preview in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished by Preview or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. To the knowledge of Preview after reasonable inquiry, there is no event, fact or condition particular to Preview's business that is not generally known to the public that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect on Preview that has not been set forth in this Agreement or in the Preview Disclosure Schedule. Preview has complied in all material respects with the due diligence request of Portland dated March 17, 1998.

                                  ARTICLE VI

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 6.1 Conduct of Business of Portland Pending the Effective Time. Except as expressly permitted or contemplated by this Agreement or the Merger Agreements or as shall be consented to by Preview (which consent shall not be unreasonably withheld), until the Effective Time, Portland shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and use its best efforts (in the ordinary course of business consistent with past practice) to preserve intact their respective business organizations' goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with licensors, licensees, suppliers, distributors, customers and others having business relationships with them. Without limiting the generality of the foregoing, and except as otherwise permitted by this Agreement, prior to the Effective Time, without the consent of Preview, which consent shall not be unreasonably withheld, Portland will not, and will cause each of its Subsidiaries not to:

          (a) amend or propose to amend their respective charters or bylaws (other than as contemplated by this Agreement); or split, combine or reclassify their outstanding capital stock or declare, set aside or pay any dividend or distribution in respect of any capital stock (other than the payment to Portland or any of its Subsidiaries of any such dividend or distribution) or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (b) (i) issue or authorize or propose the issuance of, sell, pledge or dispose of, or agree to issue or authorize or propose the issuance of, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, other than any such issuance (x) pursuant to the exercise of options, warrants, rights or convertible securities outstanding as of the date hereof in accordance with their terms or (y) to employees or consultants of Portland in the ordinary course of business and consistent with past practice; (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to Portland and its Subsidiaries taken as a whole, (iii) sell (including by sale-leaseback), lease, pledge, dispose of or encumber any assets or interests therein, which are material, individually or in the aggregate, to Portland and its Subsidiaries taken as a whole, other than in the ordinary course of business and consistent with past practice; (iv) except as set forth in the Portland Disclosure Schedule, incur or become contingently liable with respect to any material indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than short-term indebtedness in the ordinary course of business and consistent with past practice; (v) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or long-term debt, other than as required by the governing instruments relating thereto;

          (c) enter into or amend any employment, severance, special pay arrangement with respect to termination of employment or other arrangements or agreements with any directors, officers or key employees other than pursuant to
Section 7.7 hereof;

          (d) adopt, enter into or amend any, or become obligated under any new, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date hereof and except, with respect to all plans other than bonus plans, in the ordinary course of business and consistent with past practice; or

          (e) take any action that would, or is reasonably likely to, result in any of its representations and warranties set forth in this Agreement becoming untrue, or in any of the conditions to the Mergers set forth in Article VIII not being satisfied.

     Section 6.2 Conduct of Business of Preview Pending the Effective Time. Except as expressly permitted or contemplated by this Agreement or the Merger Agreements or as shall be consented to by Portland (which consent will not unreasonably be withheld), until the Effective Time, Preview shall, and shall cause each of its Subsidiaries to, conduct its operations in the ordinary and usual course of business consistent with past practice and use their best efforts to preserve intact their respective business organizations' goodwill, keep available the services of their respective present officers and key employees, and preserve the goodwill and business relationships with licensors, licensees, suppliers, distributors, customers and others having business relationships with them. Without limiting the generality of the foregoing, and except as otherwise permitted by this Agreement, prior to the Effective Time, without the consent of Portland, which consent shall not be unreasonably withheld, Preview will not, and will cause each of its Subsidiaries not to:

          (a) amend or propose to amend their respective charters or bylaws (other than as contemplated by this Agreement); or split, combine or reclassify their outstanding capital stock or declare, set aside or pay any dividend or distribution in respect of any capital stock (other than the payment to Preview or any of its Subsidiaries of any such dividend or distribution) or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (b) (i) issue or authorize or propose the issuance of, sell, pledge or dispose of, or agree to issue or authorize or propose the issuance of, sell, pledge or dispose of, any additional shares of, or any options, warrants or rights of any kind to acquire any shares of, their capital stock of any class or any debt or equity securities convertible into or exchangeable for such capital stock, other than any such issuance (x) pursuant to the exercise of options, warrants, rights or convertible securities outstanding as of the date hereof in accordance with their terms or (y) to employees or consultants of Preview in the ordinary course of business and consistent with past practice; (ii) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of; or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to Preview and its Subsidiaries taken as a whole; (iii) sell (including by sale-leaseback), lease, pledge, dispose of or encumber any assets or interests therein, which are material, individually or in the aggregate, to Preview and its Subsidiaries taken as a whole, other than in the ordinary course of business and consistent with past practice; (iv) except as set forth in the Preview Disclosure Schedule, incur or become contingently liable with respect to any material indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or otherwise incur any material obligation or liability (absolute or contingent) other than short-term indebtedness in the ordinary course of business and consistent with past practice; (v) redeem, purchase, acquire or offer to purchase or acquire any shares of its capital stock or long-term debt, other than as required by the governing instruments relating thereto;

          (c) enter into or amend any, employment, severance, special pay arrangement with respect to termination of employment or other arrangements or agreements with any directors, officers or key employees other than pursuant to
Section 7.7 hereof;

          (d) adopt, enter into or amend any, or become obligated under any new, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, health care, employment or other employee benefit plan, agreement, trust, fund or arrangement for the benefit or welfare of any employee or retiree, except as required to comply with changes in applicable law occurring after the date hereof and except, with respect to all plans other than bonus plans, in the ordinary course of business and consistent with past practice; or

          (e) take any action that would, or is reasonably likely to, result in any of its representations and warranties set forth in this Agreement becoming untrue, or in any of the conditions to the Mergers set forth in Article VIII not being satisfied.

     Section 6.3 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Portland and Preview shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger Agreements and the transactions contemplated hereby and thereby.

                                  ARTICLE VII

                      ADDITIONAL COVENANTS AND AGREEMENTS

     Section 7.1   No Solicitation.

          (a) Without the prior written consent of Preview, Portland and its Subsidiaries will not, and will use their best efforts to cause their respective officers, directors, employees, consultants, and agents not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to or engage in negotiations concerning, provide any confidential information or data to or have any discussions with, any Third Party, other than Preview or any Affiliate of Preview, relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, Portland or any of its Subsidiaries. Portland will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Portland shall immediately notify Preview if any such negotiations, or providing of confidential information or data or discussions are entered into or made or any such inquiries are received in respect thereof, and shall provide details with respect thereto.

          (b) Without the prior written consent of Portland, Preview and its Subsidiaries will not, and will use their best efforts to cause their respective officers, directors, employees, consultants, and agents not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to or engage in negotiations concerning, provide any confidential information or data to, or have any discussions with, any Third Party, other than Portland or any Affiliate of Portland relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or any equity interest in, Preview or any of its Subsidiaries. Preview will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Preview shall immediately notify Portland if any such negotiations, or providing of confidential information or data or discussions are entered into or made or any such inquiries are received in respect thereof, and shall provide details with respect thereto.

     Section 7.2   Access to Information.

          (a) Subject to compliance with applicable law, upon reasonable notice Preview and Portland shall each (and shall cause each of their respective Subsidiaries to) afford to the other and the officers, employees, accountants, counsel, financial advisors and other representatives of the other, access throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records and, during such period, each of Preview and Portland shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of applicable state or Federal securities laws, and (b) all other information concerning its businesses, properties and personnel as such other party may reasonably request.

          (b) The parties shall comply with the provisions of the Confidentiality Agreement dated April 6, 1998 between Portland and Preview.

     Section 7.3 Taxes; Consent. Each party shall prepare and timely file all Returns and amendments thereto required to be filed by it on or before the Effective Time. Each party shall have a reasonable opportunity to review all material Returns and amendments thereto of the other party and to approve such Returns within seven days of receipt thereof (which approval shall not be unreasonably withheld). Each party shall pay and discharge all Taxes, assessments and governmental charges upon or against it or any of its properties or assets, and all liabilities at any time existing, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (a) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such a manner as not to cause any Material Adverse Effect on such party; and (b) such party shall have set aside on its books adequate reserves for such Taxes.

     Section 7.4 Shareholder Approval. Each of Preview and Portland, as promptly as practicable (but no earlier than permitted under applicable law) will solicit written consents from its shareholders, or hold a shareholders' meeting, for the purpose of seeking the approval of this Agreement, the Preview Merger or the Portland Merger (as applicable) and related transactions contemplated in this Agreement. The respective boards of directors of Portland and Preview shall recommend to their respective shareholders approval of such matters. Portland and Preview shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold any such meetings or to obtain written consults in lieu thereof as soon as practicable after the date of the Fairness Hearing. Each of Preview and Portland shall authorize and cause one of its officers to vote its shares of Newco Common Stock for adoption and approval of this Agreement, the Merger Agreements and the transactions contemplated hereby and to take all additional actions as the shareholders of Newco necessary to adopt and approve this Agreement, the Merger Agreements and the transactions contemplated hereby and thereby.

     Section 7.5 Lockups. Preview and Portland shall each cause each person acquiring its capital stock from such entity (or the right to acquire such shares) after the date first written above, to deliver to Preview and Portland on or prior to the Effective Time a written agreement (to the extent such persons have not already done so pursuant to agreements which will be binding with respect to Newco capital stock) which provides that, in connection with the initial public offering of Newco's securities and upon request of Newco or the underwriters managing any underwritten offering of Newco's securities, such holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Newco securities (other than those, if any, included in the registration) without the prior written consent of Newco or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by Newco or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

     Section 7.6 Agreement to Cooperate; Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreements, subject to the appropriate vote of shareholders of Portland and Preview described in
Section 8.1(a) hereof, including providing information and using reasonable efforts to obtain all necessary or appropriate waivers, consents and approvals, and effecting all necessary registrations and filings; provided, that nothing herein shall require Newco, Preview or Portland to hold, manage or operate any assets separately in order to obtain any such consent or approval or to enter into any sale or divestiture of assets. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and the Merger Agreements, the proper officers and directors of each party to this Agreement shall take all necessary actions to the extent not inconsistent with their other duties and obligations or applicable law.

     Section 7.7   Stock Options; Warrants.

          (a) To the extent that acceleration of the exercisability of (or lapse of repurchase right by Portland or its successor with respect to) any outstanding Portland Option, Portland Warrant or other Portland security is permitted or required by the applicable governing instrument as a result of the Mergers or related transactions, then Portland shall take all necessary action to cause such acceleration not to occur. Notwithstanding the foregoing, if any employee waiving any such acceleration of vesting contained in existing written agreements is terminated by Newco, Portland or Preview (other than a termination by Preview or Portland of an employee so that such employee may become a Newco employee) prior to 90 days following the Effective Time for other than Cause, the employee shall remain entitled to receive the benefit of such acceleration. For these purposes, "Cause" shall constitute conviction of any felony, the commission of any act of fraud, embezzlement or dishonesty with respect to Newco or its Subsidiaries (including Portland and Preview), any unauthorized use or disclosure of confidential information or trade secrets of Newco or its Subsidiaries (including Portland and Preview) any other intentional misconduct adversely affecting the business or affairs of Newco or its Subsidiaries

(including Portland and Preview) in a material manner or repeated unexcused absence from Newco or its Subsidiaries.

             (b) To the extent that acceleration of the exercisability of (or lapse of repurchase right by Preview or its successor with respect to) any outstanding Preview Option, Preview Warrant or other Preview security is permitted or required by the applicable governing instrument as a result of the Mergers or related transactions, then Preview shall take all necessary action to cause such acceleration not to occur. Notwithstanding the foregoing, if any employee waiving any such acceleration of vesting contained in existing written agreements is terminated by Newco, Preview or Portland (other than a termination by Preview or Portland of an employee so that such employee may become an employee of Newco) prior to 90 days following the Effective Time for other than Cause, the employee shall receive the benefit of such acceleration.

     Section 7.8 Public Statements. The parties shall consult with each other prior to issuing any public announcement or statement with respect to this Agreement, the Merger Agreements or the transactions contemplated hereby or thereby and shall not issue any such public announcement or statement prior to such consultation, except as may be required by law, including, without limitation, in connection with the Fairness Hearing.

     Section 7.9 Rights Agreement; Co-Sale Agreement. Each of Newco, Preview and Portland shall cause Newco to adopt an investor rights agreement, stock option plan (the "Newco Stock Option Plan") and co-sale agreement in form and substance reasonably satisfactory to the parties.

     Section 7.10 Expenses. All costs and expenses incurred in connection with this Agreement and the Merger Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, except that the filing fee incurred in connection with filing the Hearing Documentation with the California Department of Corporations in connection with the Fairness Hearing shall be shared equally by Preview, on the one hand, and Portland, on the other hand.

     Section 7.11 Newco Activities. Until the Effective Time except in connection with or furtherance of the transactions contemplated by this Agreement and the Merger Agreements, Newco will incur no obligations or liabilities nor engage in any business or activities of any type or kind whatsoever or enter into any agreements or arrangements with any person or entity.

     Section 7.12 Noncompete Agreements. Preview and Portland will use their good faith efforts to obtain, with respect to the persons listed on Schedule 7.12, noncompetition agreements, in a form agreed to by the parties, pursuant to which the subject employee/shareholder agrees not to compete with Newco or its Subsidiaries with respect to the business of Newco for a period of the shorter of three years after the Effective Time or one year after termination of such employee's employment with Newco, its Subsidiaries or its successors.

     Section 7.13 Dissenters. Neither Portland with respect to Portland Dissenting Shares (as defined below) nor Preview with respect to Preview Dissenting Shares (as defined below) will, without the consent of the other, voluntarily make any payment with respect to any demands for purchase or offer to settle any such demands in respect of Dissenting Shares. Each of Portland, Preview and Newco will cooperate with the other in any negotiations or proceedings with respect to demands for purchase of Dissenting Shares pursuant to applicable state law.

     Section 7.14 Carve Out From Covenants. Each of Preview and Portland shall have the right to consummate any or all of the transactions described in
Schedule 7.14, hereto on the terms specified therein, as such terms may be modified by Preview or Portland and Newco, provided that such modifications are not material and adverse to the other party and such transactions shall be exempt from the covenants of this Agreement to the extent specified on Schedule 7.14.

                                 ARTICLE VIII

                                  CONDITIONS

     Section 8.1 Conditions to Each Party's Obligation to Effect the Mergers. The respective obligations of each party to effect the Mergers shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

          (a) This Agreement, the Merger Agreements and the transactions contemplated hereby and thereby shall have been approved and adopted by the affirmative vote of the requisite number of outstanding shares of Preview capital stock and Portland capital stock entitled to vote with respect to such matters;

          (b) No temporary restraining order, preliminary or permanent injunction or other order or decree by any court of competent jurisdiction which prevents the consummation of the Mergers or imposes material conditions with respect thereto shall have been issued and remain in effect (each party agreeing to use its reasonable best efforts to have any such injunction, order or decree lifted);

          (c) No action shall have been taken, and no statute, rule or regulation shall have been enacted, by any Governmental Entity which would prevent the consummation of the Mergers or impose material conditions with respect thereto;

          (d) All governmental consents and approvals legally required for the consummation of the Mergers and the transactions contemplated hereby shall have been obtained and be in effect at the Effective Time, including all Federal, state securities or blue sky registrations, permits and other authorizations (or exemptions therefrom) necessary to issue the Newco securities pursuant to this Agreement and the Merger Agreements and as contemplated by Section 7.6 hereof (each party agrees to use its reasonable best efforts to obtain such consents and approvals) except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Newco, or upon the consummation of the transactions contemplated hereby.

     Section 8.2 Condition to Obligation of Portland to Effect the Portland Merger. The obligation of Portland to effect the Portland Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) Preview shall have performed in all material respects its agreements contained in this Agreement and the Merger Agreements required to be performed on or prior to the Effective Time and the representations and warranties of Preview contained in this Agreement and the Merger Agreements shall be true and correct in all material respects on and as of the date of this Agreement, except as contemplated or permitted by this Agreement and the Merger Agreements and Portland shall have received a certificate of the Chief Executive Officer, President, Chief Financial Officer or Executive Vice President of Preview to that effect;

          (b) Preview shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those set forth on Schedule 8.2(b) and those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Preview, or upon the consummation of the transactions contemplated hereby;

          (c) Portland and Newco shall have received an opinion of Venture Law Group, A Professional Corporation or other outside counsel to Preview acceptable to Portland, in substantially the form set forth as Exhibit E hereto;

          (d) Portland and Newco shall have received an opinion from Ater Wynne Hewitt Dodson & Skerritt, LLP or other outside counsel to Portland substantially to the effect that the Portland Merger shall be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code for Newco, Portland and the shareholders of Portland who receive Newco Common Stock or Newco Preferred Stock in the Portland Merger. In rendering such opinion, counsel may rely on, among other things, reasonable assumptions as well as representations of Newco, Portland, Preview, Portland Sub, Preview Sub and their respective shareholders.

          (e) Dissenting Shares. The aggregate number of Preview Dissenting Shares for which demands for payment are filed or may still be filed shall not be equal to or exceed 1% of the outstanding shares of Preview voting stock immediately prior to the Effective Time. "Dissenting Shares" means shares of capital stock which are dissenting shares (as defined in the CGCL or OBCA, as applicable), or which remain eligible at the Effective Time to become dissenting shares.

          (f) Fairness Hearing and Permit. The hearing on the fairness of the Mergers pursuant to Section 25142 of the CGCL shall have occurred, and Newco shall have received a permit relating to the issuance of the Newco securities (including options and warrants) pursuant to the Mergers and the other transactions contemplated by this Agreement, from the Department of Corporations of the State of California pursuant to its Application for Qualification of Securities by permit under Section 25121 of the CGCL.

          (g) Preview Rights Agreement. The Preview Rights Agreement shall terminate at or prior to the Effective Time.

     Section 8.3 Conditions to Obligations of Preview to Effect the Preview Merger. The obligations of Preview to effect the Preview Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions:

          (a) Portland shall have performed in all material respects its agreements contained in this Agreement and the Merger Agreements required to be performed on or prior to the Effective Time and the representations and warranties of Portland contained in this Agreement and the Merger Agreements shall be true and correct in all material respects on and as of the date of this Agreement, except as contemplated by this Agreement and the Merger Agreements, and Preview shall have received a Certificate of the Chief Executive Officer, President, Chief Financial Officer or Executive Vice President of Portland to that effect;

          (b) Portland shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transaction contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those set forth in Schedule 8.3(b) and those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Portland, or upon the consummation of the transactions contemplated hereby;

          (c) Preview and Newco shall have received an opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP or other outside counsel to Portland acceptable to Preview, in substantially the form set forth as Exhibit F hereto;

          (d) Preview and Newco shall have received an opinion from Venture Law Group, A Professional Corporation or other outside counsel to Preview substantially to the effect that the Preview Merger shall be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code for Newco, Preview and the shareholders of Preview who receive Newco Common Stock or Newco Preferred Stock in the Preview Merger. In rendering such opinion, counsel may rely on, among other things, reasonable assumptions as well as representations of Newco, Portland, Preview, Portland Sub, Preview Sub and their respective shareholders.

          (e) Dissenting Shares. The aggregate number of Portland Dissenting Shares for which demands for payment are filed or may still be filed shall not be equal to or exceed 1% of the outstanding shares of Portland voting stock immediately prior to the Effective Time.

          (f) Fairness Hearing and Permit. The hearing on the fairness of the Mergers pursuant to Section 25142 of the CGCL shall have occurred, and Newco shall have received a permit relating to the issuance of the Newco Securities pursuant to the Mergers and the other transactions contemplated by this Agreement, from the Department of Corporations of the State of California pursuant to its Application for Qualification of Securities by permit under
Section 25121 of the CGCL.

          (g) Portland Rights Agreement. The Portland Rights Agreement shall terminate at or prior to the Effective Time.

                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the shareholders of Preview or Portland:

          (a) by the mutual written consent of Preview and Portland;

          (b) by either Preview or Portland if (i) the Mergers shall not have been consummated on or before September 30, 1998 (or such later date as shall have been agreed to in writing by the parties acting through their respective Boards of Directors) (the "Termination Date"); (ii) any Governmental Entity, the consent of which is a condition to the obligations of Preview and Portland to consummate the transactions contemplated hereby or by the Merger Agreements, shall have determined not to grant its consent and all appeals of such determination shall have been taken and have been unsuccessful; or (iii) any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting either of the Mergers and such order, judgment or decree shall have become final and nonappealable;

          (c) by Portland if (i) the Preview Merger shall have been voted on by holders of Preview capital stock at a meeting duly convened therefor, and the votes shall not have been sufficient to satisfy the condition set forth in
Section 8.1(a) hereof; (ii) there has been an intentional misrepresentation by Preview with respect to facts, circumstances, events or developments relating to, having or resulting in a Material Adverse Effect on Preview, or a material breach by Preview of a covenant or agreement set forth in this Agreement or the Preview Merger Agreement, which breach has not been cured within 15 business days following receipt by the breaching party of notice of such breach; (iii) the Board of Directors of Preview should fail to recommend to its shareholders approval of the transactions contemplated by this Agreement and the Preview Merger Agreement or such recommendation shall have been made and subsequently withdrawn; or (iv) except as provided in Schedule 7.14 following the execution of this Agreement, Preview shall have engaged in negotiations concerning, provided any confidential information or data to, or had any discussions with, any Third Party other than Portland or any of its Affiliates relating to, any acquisition, business combination or purchase of all or any significant portion of the assets of, or equity interest in, Preview or any of its Subsidiaries;

          (d) by Portland if this Agreement, the Merger Agreements and the transactions contemplated hereby and thereby have not been approved and adopted by the affirmative vote of the requisite number of outstanding shares of Portland capital stock entitled to vote with respect to such matters.

          (e) by Preview if (i) the Portland Merger shall have been voted on by holders of Portland capital stock at a meeting duly convened therefor and the votes shall not have been sufficient to satisfy the condition set forth in Section 8.1(a); (ii) there has been an intentional misrepresentation by Portland with respect to facts, circumstances, events or developments relating to, having or resulting in a Material Adverse Effect on Portland, or a material breach by Portland of a covenant or agreement set forth in this Agreement or the Portland Merger Agreement, which breach has not been cured within 15 business days following receipt by the breaching party of notice of such breach; (iii) the Board of Directors of Portland should fail to recommend to its shareholders approval of the transactions contemplated by this Agreement and the Portland Merger Agreement or such recommendation shall have been made and subsequently withdrawn; or (iv) except as provided in Schedule 7.14 following the execution of this Agreement, Portland shall have engaged in negotiations concerning, provided any confidential information or data to, or had any discussions with, any Third Party other than Preview or any of its Affiliates relating to, any acquisition, business combination or purchase of all or any significant portion of, the assets of, or equity interest in, Portland or any of its Subsidiaries.

          (f) by Preview if this Agreement, the Merger Agreements and the transactions contemplated hereby and thereby have not been approved and adopted by the affirmative vote of the requisite number of outstanding shares of Preview capital stock entitled to vote with respect to such matters.

     Notwithstanding the foregoing, the right to terminate this Agreement (i) under Section 9.1(b)(i) hereof shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date and (ii) under Section 9.1(c) and (e) hereof shall not be available to any party who at such time has intentionally made a misrepresentation with respect to facts, circumstances, events or developments relating to, having or resulting in a Material Adverse Effect or is in material breach of any covenant or agreement set forth in this Agreement or the Merger Agreements.

     Section 9.2 Effect of Termination. In the event of termination of this Agreement by either Preview or Portland as provided in Section 9.1 hereof; this Agreement shall forthwith become void (except as set forth in this Section 9.2, in Sections 7.2(b), 7.10, 9.5 and in Sections 10.2 through 10.8 hereof which shall survive the termination of this Agreement) and there shall be no liability on the part of Newco, Preview or Portland or their respective officers or directors except for any breach of any of its obligations under this Section 9.2, and Sections 7.2, 7.10, 9.5 and Sections 10.2 through 10.8 hereof. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful, material breach of this Agreement.

     Section 9.3 Amendment. This Agreement and the Merger Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of Preview or Portland, provided that after any such approval, no amendment shall be made which (a) changes the method for calculating the ratios at which shares are to be converted into shares of Newco capital stock pursuant to the Merger Agreements hereof; (b) in any way that has a Material Adverse Effect on the rights of holders of shares of Preview capital stock or Portland capital stock or (c) changes any of the principal terms of this Agreement or the Merger Agreements, in each case without the further approval of such shareholders. This Agreement and the Merger

Agreements may not be amended except by an instrument in writing signed on behalf of Newco, Portland and Preview.

     Section 9.4 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

     Section 9.5  Break-Up Arrangements.

          (a) If this Agreement is terminated pursuant to any subsection of
Section 9.1(c) or pursuant to Section 9.1(f) hereof and if Preview is not entitled to terminate this Agreement by reason of Section 9.1(e) hereof; then, in addition to any other rights or remedies that may be available, Preview shall promptly (and in any event within two days of receipt by Preview of written notice from Portland) pay to Portland (by wire transfer of immediately available funds to an account designated by Portland) a termination fee of $2,000,000, and shall reimburse Portland for all out-of-pocket expenses (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by Portland or on its behalf in connection with the transactions contemplated by this Agreement, provided, however, that no termination fee or out-of-pocket expenses shall be payable by Preview pursuant to this Section 9.5(a) if one or more members of the Board of Directors of Preview dies or becomes incapacitated and the number of shares owned by such director or an entity under the control of such director voted against the Preview Merger by the estate, successor or assignee of such director (including any successor in control of an entity controlled by such director prior to death or incapacity) equals or exceeds the number of votes by which the Preview Merger failed to satisfy the condition set forth in Section 8.1(a).

          (b) If this Agreement is terminated pursuant to Section 9.1(d) or pursuant to any subsection of Section 9.1(e) hereof and if Portland is not entitled to terminate this Agreement by reason of Section 9.1(c) hereof; then, in addition to any other rights or remedies that may be available, Portland shall promptly (and in any event within two days of receipt by Portland of written notice from Preview) pay to Preview (by wire transfer of immediately available funds to an account designated by Preview) a termination fee of $2,000,000, and shall reimburse Preview for all out-of-pocket expenses (including all fees and expenses of its counsel, advisors, accountants and consultants) incurred by them or on their behalf in connection with the transactions contemplated by this Agreement; provided, however, that no termination fee or out-of-pocket expenses shall be payable by Portland pursuant to this Section 9.5(b) if one or more members of the Board of Directors of Portland dies or becomes incapacitated and the number of shares owned by such director or an entity under the control of such director voted against the Portland Merger by the estate, successor or assignee of such director (including any successor in control of an entity controlled by such director prior to death or incapacity) equals or exceeds the number of votes by which the Portland Merger failed to satisfy the condition set forth in Section 8.1(a).

                                   ARTICLE X

                               GENERAL PROVISIONS

     Section 10.1 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time.

     Section 10.2 Notices. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed duly given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or
(c) the expiration of three business days after the day when mailed by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address as the parties hereto shall specify by like notice):

          If to Preview, to:

          Preview Software, Inc.
          1601 S. De Anza Blvd., Ste. 100
          Cupertino, CA 95014
          Phone:  408/873-3450
          Fax:    408/873-3460

          Attention:   Vincent Pluvinage
                       Chief Executive Officer, President

     with a copy to:

          Venture Law Group
          2800 Sand Hill Road
          Menlo Park, CA  94025
          Phone:  650/854-4488
          Fax:    650/854-1121

          Attention:  Elias J. Blawie

     If to Portland, to:

          Portland Software, Inc.
          1000 SW Broadway
          Suite 1850
          Portland OR 97205
          Phone:  503/220-2300
          Fax:    503/525-6802

          Attention:   Edward Wholihan
                       Chief Financial Officer

     with a copy to:

          Ater Wynne Hewitt Dodson & Skerritt, LLP
          222 S.W. Columbia Street, Suite 1800
          Portland, OR  97201
          Phone:  503/226-1191
          Fax:    503/226-0079

          Attention:  Stephen Going

     Section 10.3 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 10.4 Miscellaneous. This Agreement (including the documents and instruments referred to this Agreement or attached to it) (a) together with the Confidentiality Agreement dated April 6, 1998 and the Merger Agreements constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, including, without limitation, the letter of intent dated April 6, 1998 between Preview and Portland; (b) is not intended to confer upon any other person any rights or remedies hereunder; (c) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties hereto; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of California (without giving effect to the provisions thereof relating to conflicts of law). The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Mergers until consummation thereof.

     Section 10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Signatures to this Agreement are deemed acceptable by facsimile transmission.

     Section 10.6 Parties in Interest. Subject to the provisions of Section 10.4(c) of this Agreement, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns and, except as set forth in Section 10.4 of this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 10.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     Section 10.8 Attorneys' Fees. If any action at law or equity, including an action for declaratory relief; is brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

     IN WITNESS WHEREOF, Newco, Preview and Portland have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                    PREVIEW SYSTEMS, INC.

                                    By    /s/ Vincent Pluvinage
                                        -----------------------
                                        Vincent Pluvinage
                                        Chief Executive Officer, President

                                    PORTLAND SOFTWARE, INC.

                                    By    /s/ Edward Wholihan
                                        ---------------------
                                        Edward Wholihan
                                        Chief Financial Officer

                                    PREVIEW SOFTWARE, INC.

                                    By   /s/ Vincent Pluvinage
                                       -----------------------
                                        Vincent Pluvinage
                                        Chief Executive Officer, President


                                    PREVIEW ACQUISITION CORP.

                                    By    /s/ Vincent Pluvinage
                                        -----------------------
                                        Vincent Pluvinage
                                        Chief Executive Officer, President

                                    PORTLAND ACQUISITION CORP.

                                    By   /s/ Ed Wholihan
                                       -----------------
                                        Ed Wholihan
                                        Chief Financial Officer